68,021,138 Shares

QMIS TBS CAPITAL GROUP CORP.

Common Stock

For a Distribution to Certain Individuals Described Herein

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), is offering to the individuals described herein, who were shareholders (the “Offerees”) of QMIS Finance Securities Corporation, a Delaware corporation (“QMIS Finance”), as of the date set forth herein (the “Record Date”). The Offerees will be entitled to purchase shares of the Company’s common stock for each one share of QMIS Finance common stock owned as of the Record Date (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of the Company prior to the effective date of the distribution) at a ratio (the “Ratio”) of one share of the Company’s common stock for each one share of QMIS Finance common stock owned on the Record Date. The offering price to the Offerees will be $0.001 per share. The maximum offering proceeds to the Company will be $68,021 if all of the offered shares are purchased. No fractional shares will be issued, and there is no minimum offering amount.    Management anticipates that the Record Date used to determine the Offerees will correspond to the effective date of the registration statement. Management anticipates that the offer and sale of the Company’s common stock to the Offerees will be made within 30 days of the date of the final prospectus.

There is currently no public market for the Company’s securities.  Our common stock is not publicly traded. An application will be filed with FINRA for the public trading of our common stock on the OTC QB Market or on the Nasdaq Global Market, but there is no assurance that the Company’s common stock will be quoted on the OTC Markets or any Exchange.

As of June 24, 2021, there were 300,000,000 shares of the Company’s common stock issued and outstanding

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Investing in our common stock involves a high degree of Risk.

See "Risk Factors" beginning on page 4.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is July 9, 2021.

QMIS TBS CAPITAL GROUP CORP.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until [90 days from distribution date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" beginning on page 4, and our financial statements and the notes to the financial statements included elsewhere in this prospectus. As used throughout this prospectus, the terms "QMIS TBS Capital,” the "Company," "we," "us," or "our" refer to QMIS TBS Capital Group Corp.

General

Company Information

Organization

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.  The Company plans to operate through one or more subsidiaries in the financial services industry.

As of the date of this Prospectus, the Company had initiated the purchase of an entity that management anticipates will become a wholly owned subsidiary: Richfield Orion International, Inc., a FINRA-registered broker-dealer (“Richfield”), which was acquired in the second quarter of 2020. As discussed in more detail below under the heading “Business,” the acquisition of Richfield included a post-closing condition requiring acknowledgement by FINRA of the Company as the sole owner of Richfield. If such acknowledgement is denied, the acquisition of Richfield will not be completed. The Company and Richfield plan to file for FINRA approval following the effectiveness of the registration statement of which this Prospectus is a part. Until FINRA approval is obtained, the Company and Richfield have negotiated a form of management and operations agreement or other type of agreement to describe the combined operations of the two entities. Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company. Because the Company has paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity. Despite the transaction’s not having closed, the Company has included Richfield’s financial statements pursuant to Rule 8-04 of Regulation S-X, and the pro forma financial information pursuant to the Rule 8-05 of Regulation S-X. Richfield is an independent financial services firm, and conducts transactions in options and general equity trading securities utilizing the trading platform provided by the firm's clearing broker-dealer, RBC Correspondent Services (“RBC”).  Richfield exists to help its clients meet their individual and professional objectives.  Headquartered in Castle Rock, Colorado, Richfield was designed to meet the needs of the discerning investors and independent securities professionals. Richfield’s service is based on the concept that clients and successful representatives deserve a brokerage system with leading edge investment and advisory programs, modest charges, and fair clearing costs for commission-based business.

The Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this Prospectus, no shares of preferred stock had been issued.

Our principal executive offices are located at 37-12 Prince St. Suite 9C, Flushing, NY 11354, and our telephone number is 917-675-3214.  Richfield’s offices are located at 757 Maleta Lane, Suite 202, Castle Rock, CO 80108. The Company’s website address is www.qmistbs.com. Richfield’s website address is www.richfieldorion.com. PLEASE NOTE: The contents of our website and that of Richfield are not part of this prospectus, and the reference to these websites does not constitute incorporation by reference into this prospectus of the information contained at either of those sites.

Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

-We have a limited operating history and limited financial information on which investors may evaluate our performance.

-Our management lacks substantive experience in managing a publicly reporting and trading company, which will take a significant amount of time of our management.

-We have received a “going concern” opinion from our auditors, based on our inability to satisfy our liabilities out of our operations to date.

-We anticipate that a substantial portion of our business will be conducted in foreign markets, exposing us to the risks of trade or foreign exchange restrictions, increased tariffs, foreign currency fluctuations, disruptions or conflicts in our operations in our business boundary and similar risks associated with foreign operations.

-There is no assurance a market for our shares will ever develop or that the shares received in the Offer will ever have any market value.

-Weakness in the United States and international economies may harm our business and limit our access to capital and financing needed to expand our business.

For further discussion of these and other risks, see “Risk Factors,” beginning on page 4.

The Offering

A total of 68,021,138 shares of our common stock (the “Shares”) will be offered (the “Offering”) to approximately 1,680 individuals or entities (collectively, the “Offerees”) who are shareholders of QMIS Finance Securities Corporation, a Delaware corporation (“QMIS Finance”).  The purpose of the Offer is to provide initial capital to the Company; to provide access to the US capital markets to the Offerees, many of whom are foreign individuals who otherwise would find it difficult to access the US capital markets; and because many of the Offerees are known to our Chief Executive Officer, Dr. Chin Yung Kong, who is also the President, CEO, and director of QMIS Finance. Prior to the filing of the Registration Statement of which this Prospectus is a part, Mr. Chin had not offered or sold any of our shares to the Offerees, nor had he discussed any offers or sales of our shares with any of the Offerees.  As such, there can be no guarantee that any of the Offerees will elect to purchase any of the Shares.

To the extent that any of the Offerees elect to purchase the Shares, we may obtain a significant number of shareholders, which management anticipates will help develop a broader market for the public trading of our common stock. Additionally, management believes that this will improve our access to the capital markets for additional growth capital. See "Distribution Summary" at page 9. We can offer no assurances that an active market for our securities will develop.

Management has indicated that the officers of the Company intend to commence the Offering within 30 days after the Registration Statement of which this Prospectus is a Part is declared effective. We will receive all proceeds from the sale of the Shares. There is no minimum number of Shares that must be sold before we receive the proceeds from any sales. There will be no escrow of funds, and any funds used to purchase the Shares will be immediately available to the Company to be used as management deems to be in the best interests of the Company. See “Use of Proceeds” on page 13. The Company will pay the expenses of the Offering of the Shares under this prospectus, which include primarily the fees of our transfer agent, totaling approximately $50,000. Additionally, the Company will pay the costs of registering the distribution of the shares, including the legal and accounting fees incurred in connection with the preparation and filing of this registration statement, estimated to total approximately $60,000.

About This Offering

This prospectus relates to a total of 68,021,138 shares of the Company’s common stock being offered to the Offering discussed in more detail below.  No other securities are covered by this prospectus.

Estimated Use of Proceeds

As noted, all proceeds from the sale of the Shares will be immediately available to us. There is no minimum number of Shares that must be sold and no minimum amount of proceeds. We anticipate that we will use all proceeds for working capital and general corporate purposes. Specifically, we intend to use the proceeds to develop and implement a global direct market trading platform to enable us to serve our customers and to provide them with advanced order management, trade execution, and portfolio management through the platform. We may also use the proceeds from the Offering for other corporate and business purposes.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus, for information regarding the risks associated with our business and ownership of our stock. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. In any of these cases, the market price of our common stock could decline.

Risks Relating to Our Company

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of development. We may not successfully address the usual and ordinary risks and uncertainties associated with being an early stage company or successfully implement our existing and new business plan and services. If we fail to do so, it could materially harm our business. Even if we accomplish these objectives, we may not generate the positive cash flows or profits we anticipate in the future. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business and developing new products and services. These include, but are not limited to, inadequate funding, lack of consumer acceptance, competition, product development, and inadequate sales and marketing. Our failure to meet any of these conditions would have a material adverse effect upon us and may force us to reduce or curtail our operations. No assurance can be given that we will operate profitably. Even though we are being managed by individuals with significant industry experience, our limited operating history makes it difficult to predict the long-term success of our business model.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley act of 2002 could have a material adverse effect on our business and stock price.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including periodic reports, disclosures and more complex accounting rules. As directed by Section 404 of Sarbanes-Oxley, the SEC adopted rules requiring public companies to include a report of management on a company’s internal control over financial reporting in their Annual Report on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements must attest to and report on the effectiveness of our internal control over financial reporting. Based on current rules, we are required to report under Section 404(a) of Sarbanes-Oxley regarding the effectiveness of our internal control over financial reporting. If we are unable to conclude that we have effective internal control over our financial reporting as required by Section 404(a), investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

We have received a going concern opinion from our auditors, and we are currently operating at a loss, which raises doubt about our ability to continue as a going concern.

We have received a “Going Concern” opinion from our auditors. As reflected in the accompanying consolidated financial statements, the Company had an accumulated deficit at March 31, 2021, a net loss and net cash used in operating activities for the period from November 21, 2019 (inception) to March 31, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue; however, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. While the Company believes in the viability of its strategy to generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues and to raise capital from third party sources.

We may be exposed to risks due to our investment banking activities.

Investment banking is a specific division of banking that incorporate the services of banks and SEC registered broker/dealers, such as Richfield. Actions undertaken by an investment bank are related to the creation of capital for other companies. Investment banks may underwrite or assist in the distribution of new debt and equity securities for all types of corporations. Investment banks also provide guidance to issuers regarding the issue and placement of stock.

Additionally, participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters’ liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks.

To the extent that we, through our subsidiary Richfield, participate in investment banking activities in the future, we will be exposed to these risks and potential liabilities. Additionally, underwriting commitments constitute a charge against net capital, and our ability to make underwriting commitments in connection with investment banking activities in the future may be limited by the requirement that we must at all times be in compliance with the SEC’s Uniform Net Capital Rule 15c3-1.

Failure to comply with the net capital requirements could subject us to sanctions imposed by the SEC or FINRA.

Richfield is subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital.   Rule 15c3-1 is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with Rule 15c3-1 limits those operations of broker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. Rule 15c3-1 also limits the ability of securities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm’s net capital. If the calculation reveals a deficiency in net capital, FINRA may immediately restrict or suspend certain or all of the activities of a broker-dealer. Richfield may not be able to maintain adequate net capital, or its net capital may fall below the minimum requirements established by the SEC, and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether. In addition, if Rule 15c3-1 is changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain present levels of business, which could have a material adverse effect on our business.

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we plan to employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure that our policies and procedures will effectively and accurately record and verify this information. We plan to seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we will be able to evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments could have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

We will depend on senior employees and the loss of their services could harm our business.

We will depend on the continued services of our management team, as well as our ability to hire additional members of management, and to retain and motivate other officers and key employees. We may not be able to find an appropriate replacement for any or all of the aforementioned or any other executive officer if the need should arise. Due to the regulated nature of some of our businesses, some of our executive officers, or other key personnel, could become subject to suspensions or other limitations on the scope of their services to the Company from time to time. If we lose the services of any executive officers or other key personnel, we may not be able to manage and grow our operations effectively, enter new brokerage markets or develop new products.

Legal liability may harm our business.

Many aspects of our business subject us to substantial risks of liability to customers and to regulatory enforcement proceedings by state and federal regulators. We face significant legal risks in our businesses and, in recent years, the volume of claims and amount of damages sought in litigation and regulatory proceedings against financial institutions have been increasing. In the normal course of business, our operating subsidiary may be the subject of civil actions, regulatory proceedings, or arbitrations arising out of customer complaints relating to our activities as a broker-dealer, as an employer, or as a result of other business activities.

Dissatisfied clients often make claims against securities firms and their brokers and investment advisers for, among others, negligence, fraud, unauthorized trading, suitability, churning, failure to conduct adequate due diligence on products offered, failure to address issues arising from product due diligence, failure to supervise, breach of fiduciary duty, employee errors, intentional misconduct, unauthorized transactions, improper recruiting activity, and failures in the processing of securities transactions. These types of claims expose us to the risk of significant loss. Also, we may be exposed to substantial liability under federal and state securities laws, other federal and state laws, and court decisions, including decisions about underwriters’ liability and limitations on indemnification of underwriters by issuers.

There can be no assurance that these types of proceedings, which may generate losses that significantly exceed our reserves, will not materially and adversely affect us. Also, legal or regulatory actions could cause significant reputational harm, which could in turn seriously harm our business prospects.

We are subject to various risks associated with the securities industry, any of which could have a materially adverse effect on our business, cash flows and results of operations.

We are subject to uncertainties that are common in the securities industry. These uncertainties include:

•the volatility of domestic and international financial, bond and stock markets;

•extensive governmental regulation;

•litigation;

•intense competition;

•poor performance of investment products our advisors recommend or sell;

•substantial fluctuations in the volume and price level of securities; and

•dependence on the solvency of various third parties.

As a result, Richfield’s revenues and earnings may vary significantly from quarter to quarter and from year to year. In periods of low retail and institutional brokerage volume and reduced investment banking activity, profitability may be impaired if expenses remain relatively fixed.

Richfield is smaller and has less capital than many of our competitors in the securities industry. In the event of a market downturn, Richfield’s business could be adversely affected in many ways. Richfield’s revenues are likely to decline in such circumstances and, if we are unable to reduce expenses at the same pace, Richfield’s profit margins would erode.

Competition with other financial firms may have a negative effect on our business.

Through Richfield, we compete directly with national and regional full-service broker-dealers and a broad range of other financial service firms, including banks and insurance companies. Competition has increased as smaller securities firms have been acquired by or merged into other firms. Mergers and acquisitions have increased competition from these firms, many of which have significantly greater financial, technical, marketing and other resources than we do. Many of these firms offer their customers more products and research than currently offered by us. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. We also face competition from companies offering discount and/or electronic brokerage services, including brokerage services provided over the Internet. These competitors may have lower costs or provide more services, and may offer their customers more favorable commissions, fees or other terms than those offered by us. To the extent that issuers and purchasers of securities transact business without our assistance, our operating results could be adversely affected.

Our executive officers and directors will hold a significant percentage of our common stock following the Offering, and their interests may differ from those of our unaffiliated shareholders.

Our executive officers collectively will own approximately 96% of the total shares of common stock outstanding following the closing of the Offering, assuming the sale of all 68,021,138 Shares offered in the Offering.  Prior to the Offering, our executive officers owned 100% of the total outstanding shares of common stock.

As a result of these shareholdings, our executive officers currently are able to exercise, and after the closing of the Offering still will be able to exercise, significant influence over the election of our Board of Directors, the management and policies of the Company and the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, and their interests may differ from those of our unaffiliated shareholders. In addition, this concentration of ownership could have the effect of delaying, preventing or defeating a third party from acquiring control over or merging with us.

In addition, sales of substantial amounts of common stock by our executive officers, or the possibility of such sales, may adversely affect the price of the common stock and impede our ability to raise capital through the issuance of equity securities. Though such persons are subject to certain restrictions on sales of our common stock by applicable securities laws and our internal policies and procedures, they may nonetheless sell a substantial number of shares over time during open trading windows.

Employee misconduct could harm the Company or its subsidiary and is difficult to detect and deter.

There have been a number of highly publicized cases involving fraud, insider trading or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur at the Company. For example, misconduct by employees could involve the improper use or disclosure of confidential information, which could result in regulatory sanctions and material fines, or insider trading, which could lead to criminal charges. Our advisory business often requires that we deal with highly confidential information of great significance to our clients, the improper use of which may have a material adverse impact on our clients. Any breach of our clients’ confidences as a result of employee misconduct may harm our reputation and impair our ability to attract and retain advisory clients, which could adversely affect our business. We also face the risk that our employees engage in workplace misconduct, such as sexual harassment or discrimination, despite our implementation of policies and training to prevent and detect misconduct. In addition to impairing our ability to attract and retain clients, such misconduct may also impair our ability to attract and retain talent resulting in a materially adverse effect on our business. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in all cases.

In recent years, the U.S. Department of Justice and the SEC have also devoted greater resources to the enforcement of the Foreign Corrupt Practices Act. In addition, the United Kingdom has significantly expanded the reach of its anti-bribery laws. While we have developed and implemented policies and procedures designed to ensure strict compliance with anti-bribery and other laws, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we or our employees have violated these laws or other applicable anti-corruption laws could subject us to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunction on future conduct, securities litigation and reputational damage, any one of which could adversely affect our business prospects, financial position or the market value of our common stock.

We are subject to extensive regulation in the financial services industry, which creates risk of non-compliance that could adversely affect our business and reputation

As a participant in the financial services industry, we are subject to extensive regulation in the United States, Europe, Australia and Asia. In addition, as we expand our international operations by opening new offices outside the United States or by carrying out transactions or private placement activities internationally, we are increasingly subject to new regulatory requirements. Regulatory and self-regulatory agencies, as well as securities commissions, in various jurisdictions in which we do business are empowered to conduct periodic examinations and administrative proceedings that can result in censure, fine, issuance of cease and desist orders or suspension of personnel or other sanctions, including revocation of our license or registration or the registration of our regulated subsidiary. In addition, as a result of recent highly publicized scandals in the financial services industry, scrutiny by regulators of financial services firms has increased significantly. Even if a sanction imposed against us or our personnel is small in monetary amount, the adverse publicity arising from the imposition of sanctions against us by regulators could harm our reputation and cause us to lose existing clients or fail to gain new clients.

Change in applicable law and regulatory schemes could adversely affect our business

From time to time, the United States and other national governments in the countries in which we operate, as well as related regulatory authorities and local governments, adopt new rules that affect our business. Many of the requirements imposed by our regulators are designed to ensure the integrity of the financial markets and to protect customers and other third parties who deal with us and are not designed to protect our stockholders. Consequently, these regulations may serve to limit our activities, including through net capital, customer protection and market conduct requirements. There can be No assurance that new regulations will not be imposed that may materially adversely affect our business, financial condition or results of operation.

In addition, public figures in the United States, including the current President, members of his administration and other public officials, including members of the current U.S. Congress, continue to signal a willingness to revise, renegotiate, or terminate various multilateral trade agreements under which U.S. companies currently exchange products and services around the world and to impose taxes or other adverse consequences on certain business activities. It is not known what specific measures might be proposed or how they would be implemented and enforced. There can be No assurance that pending or future legislation or executive action in the U.S. that could significantly increase costs with respect to our foreign operations and, consequently, adversely affect our business, financial condition or results of operations, will not be enacted. In addition, such steps, if adopted, could also lead to retaliatory actions by other foreign governments through measures to prohibit, reduce or discourage business of foreign companies, or other means, which could make it more difficult for us to do business in those countries.

Compliance with any new laws or regulations could also make our compliance efforts more difficult and expensive, affect the manner in which we conduct our business and adversely affect our profitability.

Our business could be adversely affected by a breakdown in the financial markets.

Our subsidiary, Richfield Orion, is a securities broker-dealer. Its business will be affected materially by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets, including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to decline, and our operations are likely to be adversely affected.

The closing of our acquisition of Richfield is contingent upon FINRA acknowledging us as the sole owner of Richfield, and there can be no guarantee that such acknowledgement will be received.

As discussed in more detail herein, in April 2020, we acquired Richfield, a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and with the Financial Industry Regulatory Authority (“FINRA”).  We paid $25,000 to the seller as an initial deposit per the purchase agreement. The balance of the purchase price will be due to the seller on the final closing upon the receipt of the acceptance by FINRA of an Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield Orion, the Agreement shall immediately lapse. While our management does not anticipate that FINRA would deny the acceptance of the Company as the sole owner of Richfield, there can be no guarantee that FINRA will agree to the change of ownership of Richfield.  If we do not receive the acknowledgement sought, we may need to identify an alternative acquisition target.

We may experience trading losses due to market fluctuations and volatility, which may reduce our revenues and profitability.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity, such as the asset price deterioration in the subprime residential mortgage market that began in 2008. Our revenue and profitability may be adversely affected by declines in the volume of securities transactions and in market liquidity. Additionally, our profitability may be adversely affected by losses from the trading or underwriting of securities or failure of third parties to meet commitments. We plan to act as a market maker in publicly traded shares of common stock. In market making transactions, we will undertake the risk of price changes on the stock we hold in positions, or of being unable to resell the shares of common stock we hold, or of being unable to purchase the common stock we have sold but not yet purchased. These risks likely will be heightened by the illiquidity of many of the shares of common stock we trade and/or in which we make a market. Any losses from our trading activities, including as a result of unauthorized trading by our employees, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Lower securities price levels may also result in a reduced volume of transactions, as well as losses from declines in the market value of common stock held for trading purposes. During periods of declining volume and revenue, our profitability would be adversely affected. Declines in market values of shares of common stock and the failure of issuers and third parties to perform their obligations can result in illiquid markets. We generally maintain trading and investment positions in the equity markets. To the extent that we own assets, i.e., have long positions, a downturn in those markets could result in losses from a decline in the value of such long positions. Conversely, to the extent that we have sold assets that we do not own, i.e., have short positions in any of those markets, an upturn could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market. We may, from time to time, have an arbitrage trading strategy consisting of holding a long position in one asset and a short position in another from which we expect to earn revenues based on changes in the relative value of the two assets. If, however, the relative value of the two assets changes in a direction or manner that we did not anticipate or against which we have not hedged, we might realize a loss in those paired positions. In addition, we plan to maintain trading positions that could be adversely affected by the level of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period or in a particular market, regardless of market levels.

The number and size of the transactions in which we provide services may decline in adverse market or economic conditions, which may adversely affect our revenues, results of operations and stockholders’ equity.

Unfavorable financial or economic conditions may reduce the number and size of the transactions in which we provide underwriting services, merger and acquisition consulting, and other services. We anticipate that our revenues, in the form of financial advisory, placement agent, and underwriting fees, will be directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. Additionally, a downturn in market conditions could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads. We plan to review customer relationships for impairment whenever events or circumstances indicate that impairment may be present. A significant decrease in revenues or cash flows derived from acquired customer relationships could result in a material, non-cash write-down of customer relationships. Such impairment may have a material adverse impact on our results of operations and stockholders’ equity.

Our business and stock price may be adversely affected if our internal control over financial reporting is not effective.

As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act) requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and provide a management report on the internal controls over financial reporting, which must be attested to by our independent registered public accounting firm.

We have not yet adopted, and are in the process of adopting, various measures that are designed to remediate the material weakness in our internal control over financial reporting. We are developing and implementing new control policies and procedures regarding the international business policies, practices, monitoring and training for each country outside the U.S. in which we do business. These remedial measures are subject to ongoing review by our management, including our Chief

Executive Officer and Chief Financial Officer, as well as oversight by our audit committee. Although we plan to complete this remediation process as quickly as possible, the material weakness will not be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. As a result, we cannot, at this time, estimate when such remediation will be completed. We also cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not exist in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding disclosure controls and the effectiveness of our internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to timely meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

We will rely on clearing brokers, and unilateral termination of the agreements with these clearing brokers could disrupt our business.

We anticipate that Richfield will be introducing brokerage firms that use third-party clearing brokers to process their securities transactions and maintain customer accounts. The clearing brokers also provide billing services, extend credit and provide for control and receipt, custody and delivery of securities. We realize that we likely will depend on the operational capacity and ability of the clearing brokers for the orderly processing of transactions. In addition, by engaging the processing services of a clearing firm, we anticipate that we will be exempt from some capital reserve requirements and other regulatory requirements imposed by federal and state securities laws. If the clearing agreements are unilaterally terminated for any reason, we would be forced to find alternative clearing firms without adequate time to negotiate the terms of a new clearing agreement and without adequate time to plan for such change. There can be no assurance if there were a unilateral termination of a clearing agreement that we would be able to find an alternative clearing firm on acceptable terms to us or at all. We plan to permit our clients to purchase securities on a margin basis or to sell securities short, which means that the clearing firms likely will extend credit to the client secured by cash and securities in the client’s account. During periods of volatile markets, the value of the collateral held by clearing brokers could fall below the amount borrowed by the client. If margin requirements are not sufficient to cover losses, the clearing brokers sell or buy securities at prevailing market prices, and may incur losses to satisfy client obligations. We likely will be required to agree to indemnify our clearing brokers for losses they incur while extending credit to our clients.

Global economic conditions could harm our business.

Global economic conditions continue to be challenging and unpredictable. Consumer confidence and spending have declined in recent years and the global credit crisis has limited access to capital for many companies and consumers. The global economic downturn could adversely impact our business by causing a decline in demand for our products, particularly if the economic conditions are prolonged or worsen. In addition, poor global economic conditions may adversely impact access to capital for us and our suppliers, may decrease Members’ ability to obtain or maintain credit, and may otherwise adversely impact our operations and overall financial condition.

Our financial condition and results of operations may be adversely affected by the impact of the global outbreak of COVID-19.

Occurrences of epidemics or pandemics, depending on their scale, may cause different degrees of damage to the national and local economies where the Company operates and plans to operate. Global economic conditions may be disrupted by widespread outbreaks of infectious or contagious diseases, and such disruption may adversely affect consumer demand for automobiles and automotive loans. For example, the deadly global outbreak and continuing spread of COVID-19 (also known as the novel coronavirus or coronavirus disease) could have an adverse effect on the value, operating results, and financial condition of our business, as well as our ability to grow the revenue that we seek to generate through our operations. In addition, the impact of COVID-19 is likely to cause substantial changes in consumer behavior and has caused restrictions on business and individual activities, which are likely to lead to reduced economic activity. Extraordinary actions taken by international, federal, state, and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals and businesses to substantially restrict daily activities could have an adverse effect on our financial condition and results of operations.

The extent and duration of the economic slowdown attributable to COVID-19, as well as the long-term impact on our business and operations, remain uncertain at this time. A continued significant economic slowdown could have a substantial adverse effect on our financial condition, liquidity, and results of operations. If these conditions persist for an extended term, it could have a material adverse effect on our future revenue and net income.

Unfavorable global economic conditions could adversely affect our business, financial condition, stock price and results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. For example, the global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the 2008 global financial crisis, could result in a variety of risks to our business, including, weakened demand for our product candidates and our ability to raise additional capital when needed on acceptable terms, if at all. As another example, our financial results may be negatively impacted by the recent COVID-19 outbreak. The extent and duration of such impacts remain largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of COVID-19, the extent and effectiveness of containment actions taken and the impact of these and other factors on our operations and the global economy in general. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive such difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business. Furthermore, our stock price may decline due in part to the volatility of the stock market and any general economic downturn.

Risks Relating to Our Business and Industry

Adverse results of litigation and potential securities law liability would result in financial losses and divert management’s attention from our business.

Many aspects of our business involve substantial risks of liability. There is a risk of litigation and arbitration within the securities industry, including class action suits seeking substantial damages. We may be subject to actual and potential claims by dissatisfied customers, including claims alleging they were damaged by improper sales practices such as unauthorized trading, sale of unsuitable securities, use of false or misleading statements in the sale of securities, mismanagement and breach of fiduciary duty. We may be liable for the unauthorized acts of our retail brokers if we fail to adequately supervise their conduct. As an underwriter, we may be subject to substantial potential liability under federal and state laws and court decisions, including liability for material misstatements and omissions in securities offerings. We may be required to contribute to a settlement, defense costs or a final judgment in legal proceedings or arbitrations involving a past underwriting and in actions that may arise in the future. We plan to carry “Errors and Omissions” insurance to protect against such legal actions; however, we anticipate that our policy will be limited in items and amounts covered, and there can be no assurance that it will cover a particular complaint. The adverse resolution of any legal proceeding involving us or our subsidiary could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

We will face significant competition for registered representatives.

We likely will be dependent upon a large number of both independent contractor and employee registered representatives for our retail brokerage business. We anticipate that we will be exposed to the risk that a large group of registered representatives could decide to affiliate with another firm and that we will be unable to recruit suitable replacements. A loss of a large group of our registered representatives could have a material adverse impact on our ability to generate revenue in our retail brokerage business.

A change in the “independent contractor” status of registered representatives would adversely affect us.

Independent contractor registered representatives operate from their own offices and are responsible in large part for the costs and expenses involved in their operations. The enactment of any legislation that would affect the eligibility requirements for independent contractor status could have a significant effect on this business model and lead to additional costs and expenses, which could have a material adverse on our results of operations.

The precautions we plan to take to prevent and detect employee and independent contractor misconduct may not be effective, and we could be exposed to unknown and unmanaged risks or losses. We run the risk that employee and independent contractor misconduct could occur.

Misconduct by employees and independent contractors could include:

-employees and independent contractors binding us to transactions that exceed authorized limits or present unacceptable risks to us;

-employees and independent contractors hiding unauthorized or unsuccessful activities from us; or

-the improper use of confidential information.

These types of misconduct could result in unknown and unmanaged risks or losses to us, including regulatory sanctions and serious harm to our reputation. The precautions we plan to take to prevent and detect these activities may not be effective. If employee and independent contractor misconduct does occur, our business operations could be materially adversely affected.

Internet and internal computer system failures or compromises of our systems or security could damage our reputation and harm our business.

Although we anticipate that a significant portion of our business will conducted using traditional methods of contact and communications such as face-to-face meetings, a portion of our business is conducted through the Internet. We could experience system failures and degradations in the future. We cannot assure you that we will be able to prevent an extended and/or material system failure if any of the following events occur:

-human error;

-subsystem, component or software failure;

-a power or telecommunications failure;

-an earthquake, fire or other natural disaster or act of God;

-hacker attacks or other intentional acts of vandalism; or

-terrorist acts or war.

Failure to adequately protect the integrity of our computer systems and safeguard the transmission of confidential information could harm our business.

The secure transmission of confidential information over public networks will be a critical element of our operations. We plan to rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. We do not anticipate that we will have any security breaches in the transmission of confidential information. However, we cannot assure you that advancements in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by our vendors and us to protect client transactions and other data. Any compromise of our systems or security could harm our business.

Procedures and requirements of the Patriot Act and similar laws may expose us to significant costs or penalties.

As a financial services firm, we will be subject to laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”), that require that we know our customers and monitor transactions for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our policies, procedures, technology and personnel directed toward complying with the Patriot Act and similar laws and regulations are insufficient and that we could be subject to significant criminal and civil penalties or reputational damage due to noncompliance. Such penalties and subsequent remediation costs could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Risks Related to the Offering

We have a limited operating history.

We have a limited operating history. The Offerees should not rely on the past performance of Richfield to predict our future results.

There is no public market for our shares, the offering price was arbitrarily established, and the Offerees may not be able to sell the Shares at a price that equals or exceeds the offering price.

There is no public market for the shares of our common stock and there can be no assurance that a trading market will develop. There can be no guarantee that the shares of our common stock will be listed for trading on a national securities exchange in the near future. Further, there is no assurance that Offerees will be able to sell any Shares that you purchase in the Offering at prices that equal or exceed the offering price, if at all. You may lose money on any sale. See “Plan of Distribution” for additional discussion regarding the offering price of the Shares.

This is a “best efforts” offering and the amount of capital to be received by the Company will depend on the proceeds raised in this offering.

The amount of proceeds that we ultimately raise in this offering will depend on the number of Offerees who elect to participate in the Offering. There is no minimum number of Shares that must be sold. A total of 68,021,138 Shares are being offered on a “best efforts” basis, meaning our management will use their best efforts to sell the Shares but there can be no guarantee that we will sell all the Shares. As a result, we cannot assure you that we will sell the maximum offering amount, and there can be no guarantee that we will receive the full proceeds of the Offering. If we receive fewer than the full amount of the proceeds, we will need to turn to other potential sources of income to be able to implement our business plan, and there can be no guarantee that we will be able to find other sources of income.

THE OFFERING

Common Stock to be offered by the Company*	68,021,138
Common Stock outstanding before the distribution	300,000,000
Common Stock outstanding after the distribution	368,021,138
Gross proceeds**	$ 68,021

*There can be no guarantee that all of the Offerees will purchase the offered Shares, and as such, the number of Shares that will be sold pursuant to the Offering cannot be determined until the Offering has closed.

**Similarly, there can be no guarantee that all of the Shares will be purchased and that the Company will receive the full amount of gross proceeds listed above.

USE OF PROCEEDS

We anticipate that we will use all proceeds for working capital and general corporate purposes.

DIVIDEND POLICY

As of the date of this Prospectus, we have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

OFFERING SUMMARY

Offerees

The individuals and entities to whom the Company will offer the Shares (collectively, the “Offerees”) are approximately 1,680 individuals who are the shareholders of QMIS Finance Securities, Inc., a Delaware corporation (“QMIS Finance”), which is a public company whose securities trade on the OTC Pink Markets, as of the Record Date (discussed below). QMIS Finance is a publicly reporting company that was delinquent in its public reports as of the date of this Prospectus. The Offerees are the shareholders of QMIS Finance, including Dr. Chin, our Chief Executive Officer, who is also the majority shareholder of QMIS Finance. As of the date of this Prospectus, Dr. Chin was the sole shareholder of the Company who was also a shareholder of QMIS Finance.

The Company will offer the Shares to the Offerees, based on their ownership of shares of QMIS Finance, at a ratio of one (1) share of the Company’s common stock for each one share of QMIS Finance Securities owned as of the Record Date. No fractional Shares will be issued. There is no requirement that any of the Offerees accept the offer or purchase the Shares.

The Offerees held, as of the date of this Prospectus, between one and approximately 320,000 shares of QMIS Finance common stock, with Dr. Chin owning 50,380,000 shares of QMIS Finance common stock. The vast majority of the QMIS Finance shareholders own fewer than 100,000 shares, and other than Dr. Chin, there are fewer than 10 Offerees who own more than 100,000 shares of common stock of QMIS Finance.

As of the date of this Prospectus, the Offerees held an aggregate of

68,021,138 shares of common stock of QMIS Finance. As such, the Company anticipates selling no more than 68,021,138 Shares to the Offerees.

Record Date

The Company will work with the transfer agent of QMIS Finance to establish the record date (the “Record Date”) to determine the shareholders of QMIS Finance Securities to whom the Company will offer the Shares. Management anticipates that the Record Date will be the effective date of the Registration Statement of which this Prospectus is a part.

Management of the Company will work with the transfer agent of QMIS Finance to obtain the names and contact information of the shareholders of QMIS Finance as of the Record Date, and will offer the Shares to those individuals.

Record Holders

As of the date of this Prospectus, the Company had 3 shareholders of record.  As of the date of this Prospectus, QMIS Finance had approximately 1,680 shareholders of record. Following the closing of the Offering, the Company may have up to approximately 1,683 shareholders of record, depending on the number of Offerees who participate in the Offering.

Prospectus	A copy of this prospectus will be distributed to each Offeree as each Offeree is contacted, beginning on the Record Date.

Offering Commencement

A total of up to 68,021,138 Shares of the Company’s common stock will be offered to the Offerees. The Offering will begin on the Record Date, which management anticipates will be the effective date of the registration statement of which this Prospectus is a part.

Terms of the Offering

The Company is offering a total of up to 68,021,138 Shares to the Offerees at a per share price of $0.001.  If all of the Shares are sold, the gross proceeds to the Company will be $68,021, although there can be no guarantee that the Company will sell all of the Shares and no guarantee of the amount of gross proceeds the Company will receive in connection with the Offering.

Listing and Trading

There is currently no public market for our shares. Upon completion of this distribution, we plan to seek to have our shares qualify for trading on the Nasdaq Global Market. We can offer no assurances that our Shares will be accepted for trading on the Nasdaq Global Market, or that an active trading market in our shares will develop, or that any trading market will afford our common shareholders an avenue for selling their securities. Many factors will influence the market price of our common shares, including the depth and liquidity of the market which develops investor perception of our business, general market conditions, and our growth prospects.

Background and Reasons for the Offering

The individuals to whom we will offer the Shares will be the shareholders of QMIS Finance Securities (“QMIS Finance”), an entity of which Dr. Chin Yung Kong, our Chief Executive Officer, is the majority owner, as of the Record Date.

QMIS Finance Securities

In November 2012, Dr. Chin became the controlling shareholder and President Director, CEO and CFO of QMIS Finance, then named Corporate Services International, Inc.  In March 2013, Dr. Chin changed the name of the Company to QMIS Finance Securities Corporation.

Since November 2012, QMIS Finance has been seeking a business combination or similar transaction, and has not had significant operations. After the closing of the Offering, management anticipates that QMIS Finance will be brought current with the OTC Markets and its SEC filings, and that it will continue seeking a business combination transaction.

As of the date of the filing of the registration statement of which this Prospectus is a part, QMIS Finance had approximately 1,680 shareholders. The individuals and entities who own shares of QMIS Finance common stock as of the Record Date (discussed below) will be the offerees (collectively, the “Offerees”) of the Offering.  As of the date of this Prospectus, Dr. Chin was the only shareholder of the Company who was also a shareholder of QMIS Finance.

The Offering

Management of QMIS TBS Capital Group Corp. (the “Company”) determined that the Company would be best served to be able to access the US capital markets and to provide to its shareholders the benefits of trading on the Nasdaq Global Market. To position itself for a listing on the Nasdaq Global Market, our management determined to offer the Shares to the Offerees, many of whom know or are known to Dr. Chin, in an effort to satisfy certain of the listing requirements.  Our management believes that the Offerees who take advantage of the Offering and purchase the Shares will have the opportunity to participate in our growth, and also to help in our early development and the implementation of our business strategies by uplisting to a national exchange.  There can be no guarantee that we will be able to grow as we plan or that we will be able to implement our business strategies on the schedule we anticipate.

The Offering will be made to the Offerees based on their ownership of shares of QMIS Finance, at a ratio of one (1) share of the Company’s common stock for each one share of QMIS Finance owned as of the Record Date (the “Ratio”). No fractional

Shares will be issued. There is no requirement that any of the Offerees accept the offer or purchase the Shares. There is no minimum number of Shares that much be purchased before the proceeds of any sale will be available to the Company.

The Offerees held, as of the date of this Prospectus, between one and approximately 320,000 shares of QMIS Finance common stock, other than Dr. Chin, who owns 50,380,000 shares of QMIS Finance common stock, and is its majority shareholder. The vast majority of the QMIS Finance shareholders own fewer than 100,000 shares, and other than Dr. Chin, there are fewer than 10 Offerees who own more than 100,000 shares of common stock of QMIS Finance.

As of the date of this Prospectus, the Offerees collectively hold an aggregate of 68,021,138 shares of common stock of QMIS Finance. As such, the Company anticipates selling no more than 68,021,138 Shares to the Offerees.

Mechanics of the Offering

Following the effectiveness of the Registration Statement of which this Prospectus is a part, our management will take the following steps:

-In anticipation of the effective date of the registration statement of which this Prospectus is a part, our management will work with the transfer agent of QMIS Finance to set a record date (the “Record Date”) to determine the shareholders of QMIS Finance who will be the Offerees. Management anticipates that the Record Date will be the effective date of the registration statement.

-In connection with the Record Date, our management will obtain a shareholder list for QMIS Finance including names and contact information as well as shareholdings of each shareholder of QMIS Finance as of the Record Date.

-Our management will contact each of the Offerees to offer the Shares at the Ratio discussed above, namely one Share of the Company’s common stock for each one share of QMIS Finance. Management will provide a copy of this Prospectus, together with documentation (purchase agreement, questionnaire, etc.) for the Offerees to purchase the Shares should they elect to do so.

-Upon receipt of the documentation and purchase price from an Offeree, our management will work with our transfer agent to issue shares of our common stock to the Offeree.

THE OFFERING

This prospectus covers the offer and sale of up to 68,021,138 shares of our common stock (the “Shares”) to the Offerees. The Offering will be commenced following the effectiveness of the registration statement of which this prospectus is a part. In the mechanics of the Offering, we will be assisted by our transfer agent, VStock Transfer.

PLAN OF DISTRIBUTION

This prospectus covers the Offering of 68,021,138 shares of our common stock (the “Shares”) to shareholders of QMIS Finance Securities Corporation, a Delaware corporation (“QMIS Finance”) as of the Record Date (defined below).  The Offerees will be entitled to purchase the Shares for each one share of QMIS Finance common stock owned as of the Record Date (subject to adjustment for stock splits or other changes in the number of issued and outstanding shares of common stock of the Company prior to the effective date of the distribution) at a ratio (the “Ratio”) of one share of the Company’s common stock for each one share of QMIS Finance common stock owned on the Record Date. The offering price to the Offerees will be $0.001 per Share (the “Offering Price”).  The Offering Price was determined arbitrarily by the Company’s Board of Directors and was not based on present or anticipated future value of the Company or of the Shares.

The maximum offering proceeds to the Company will be $68,021 if all of the offered Shares are purchased. No fractional Shares will be issued, and there is no minimum offering amount. In other words, there is no minimum number of Shares that must be purchased by the Offerees before the proceeds of any single purchase will be available to the Company.  Management anticipates that the record date used to determine the Offerees (the “Record Date”) will correspond to the effective date of the registration statement. Management anticipates that the offer and sale of the Company’s common stock to the Offerees will commence immediately upon effectiveness of the registration statement of which this Prospectus is a part and will be completed within 30 days of the date of the final prospectus. Management does not anticipate that the Offering will proceed as a continuous offering.

To the knowledge of management, none of the shareholders of the Company, other than Dr. Chin, are shareholders of QMIS Finance, and as such, the Offering should not be considered to be a rights offering to shareholders of the Company. As of the date of this Prospectus, there were only three shareholders of the Company, and only Dr. Chin was also a shareholder of QMIS Finance.

Dr. Chin and Dr. Strattner intend to contact the Offerees to offer the Shares pursuant to the terms described in this Prospectus.  Dr. Chin and Dr. Strattner intend to rely on Exchange Act Rule 3a4-1, based on the following:

-Dr. Chin and Dr. Strattner each primarily performs as of the date of this Prospectus and following the Offering substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

-Dr. Chin and Dr. Strattner were not US-based brokers or dealers within the preceding 12 months; and

-Dr. Chin and Dr. Strattner have not participated in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraph (a)(4)(i) or (iii) of Rule 3a4-1.

The work of any other administrative personnel who assist with the Offering will be limited to (i) the preparation of written communications or delivering such written communications to the Offerees, with the content of such written communications having been approved by Dr. Chin or Dr. Strattner or both; (ii) responding to inquiries of the Offerees initiated by the Offerees by providing information included in this Prospectus or any SEC filings of the Company; and (iii) performing other ministerial or clerical work involved in the Offering and tracking subscriptions by the Offerees.

CAPITALIZATION

The table below describes our cash, cash equivalents and investments and capitalization as of March 31, 2021.  You should read this table in conjunction with the information under the captions "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the related notes included elsewhere in this prospectus.

As of
March 31, 2021
(unaudited)

Initial deposit for acquisition agreement with Richfield	$25,000
Total assets	$25,000
Accrued Expenses	$126,353
Loan from a Related Party	111,857
Common stock, par value $0.0001 per share; 750,000,000 shares authorized; 300,000,000 shares issued and outstanding as of March 31, 2021	30,000

Additional paid in capital	0

Accumulated deficit	(243,210)

Total stockholders' equity (deficit)	(213,210)

Total liabilities and stockholders' equity	$25,000

As of March 31, 2021, there were 300,000,000 shares of our common stock outstanding.

SHARES ELIGIBLE FOR FUTURE SALE

There is currently no market for our common stock.  We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed hereunder will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.  Following the closing of the Offering, and assuming that all of the offered Shares are purchased, these affiliates, primarily our executive officers and directors and their related parties, will hold a total of approximately 350,380,000 shares, or approximately 96% of the common stock outstanding.

Based on shares outstanding as of March 31, 2021, all 300,000,000 shares of our common stock outstanding are restricted securities as defined under Rule 144.  Sale limitations under Rule 144 include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period.  Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Although the Company anticipates that a public market for trading of the Company's securities may develop after the Offering is completed, there can be no assurance that such a market will develop or that it will be sustained.  After the effective date of this registration statement and the closing of the Offering, the shares of the Company's common stock purchased by the Offerees hereunder will be unrestricted and freely salable.  There can be no assurance that a market for our shares will ever develop.  For information on shareholders who own and will own 5% or more of our common stock following the distribution, as well as the ownership of our officers and directors, please see “Security Ownership of Certain Beneficial Owners and Management” on page 30.

Holders

Immediately following the closing of the Offering, the Company anticipates that there will be up to approximately 1,680 record holders of the Company's common stock.  As of June 14, 2021, there were 3 holders of record of our common stock. Dr. Chin Yung Kong, the Company’s Chief Executive Officer, owned 100,000,000 shares; Dr. Timo Bernd Strattner, the Company’s Chief Financial Officer, owned 100,000,000 shares; and Ms. Amy Gu TingTing, the Company’s Chief Operating Officer, owned 100,000,000 shares.

Dividends

Since its incorporation, the Company has not declared any dividend on its common stock.  The Company does not anticipate declaring or paying a dividend on its common stock for the foreseeable future.  We plan to retain any future earnings for use in our business activities.

Transfer Agent and Registrar

The transfer agent and registrar for the Company's common stock will be VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Equity Compensation Plans

The Company currently does not have any equity compensation plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will” or “may,” or other words that convey uncertainty of future events or outcomes, to identify these forward-looking statements. Forward-looking statements in this prospectus may include, but are not limited to, statements about:

•expectations of future operating results or financial performance;

•introduction of new products or compensation strategies;

•plans for growth, future operations, and potential acquisitions;

•the size and growth potential of possible markets for our product candidates and our ability to serve those markets;

•the rate and degree of market acceptance of our business model;

•the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing and our ability to obtain additional financing;

•our ability to attract strategic partners with development, regulatory and commercialization expertise; and

•the development of our marketing capabilities.

There are numerous important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in this prospectus under the caption "Risk Factors." Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

BUSINESS

Organization and Business Overview

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp. by Dr. Timo Strattner, our Chief Financial Officer

The business plan of the Company at the time of formation initially was two-pronged: first, to raise initial capital to acquire a US-based registered broker dealer firm; and second, to work with foreign businesses to help provide access to the US capital markets, either through business combination transactions, assistance with US-based securities offerings, or other transactions structures.  Dr. Strattner has worked in the financial markets as an asset and fund manager, sales trader in equity and derivatives, and as a securities analyst. He also has served in various interim executive roles with international exposure as turnaround and growth specialist. Dr. Strattner brought his connections to markets in the UK and Hong Kong to the Parent Company, as well as his background in equities and derivatives trading.

In early 2020, Dr. Strattner entered into negotiations with Dr. Yung Kong Chin. Dr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002, Dr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States. Dr. Chin expressed an interest in working with the Parent Company to help provide access to the US capital markets to various international clients and contacts.

In connection with Dr. Chin’s appointment as Chief Executive Officer and Director of the Company, the Company’s name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.  The Company operates through its subsidiary in the financial services industry.

In the second quarter of 2020, the Company entered into negotiations to acquire a licensed broker dealer firm, and closed the acquisition in April 2020, as discussed in more detail below.

As of the date of this Prospectus, the Company had one subsidiary: Richfield Orion International, Incorporated, as discussed in more detail below.  The Company anticipates making additional acquisitions, but there can be no guarantee that the Company will be able to find suitable acquisition or business combination companies, or to finalize any such transactions.

Richfield Orion International, Inc.

On April 30, 2020, the Company and Richfield Orion, International, LLC (the “Seller”) entered into a Broker Dealer Purchase Agreement for the purchase by the Company of Richfield Orion International, Incorporated (“Richfield”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and with the Financial Industry Regulatory Authority (“FINRA”).  The Company has paid to the Seller $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, our CEO. The balance of the purchase price will be due to the Seller on the final closing, which is contingent upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse, and the funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. While our management does not anticipate that FINRA would deny the acceptance of the Company as the sole owner of Richfield, there can be no guarantee that FINRA will agree to the change of ownership of Richfield.

The Company and Richfield plan to file for FINRA approval following the effectiveness of the registration statement of which this Prospectus is a part. Until FINRA approval is obtained, the Company and Richfield entered into a form of management and operations agreement, discussed in more detail below, to describe the relationship between and the operations of the two entities. Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.  Because the Company has paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity. Despite the transaction’s not having closed, the Company has included Richfield’s financial statements pursuant to Rule 8-04 of Regulation S-X, and the pro forma financial information pursuant to the Rule 8-05 of Regulation S-X.

Until such FINRA approval has been obtained, the Company and Richfield have executed a form of Management/Operations Development Consultation Agreement (the “Management Agreement”).  Pursuant to the Management Agreement, Richfield agreed to provide consulting services to the Company, including the following:

-Participate in the creation of an organizational chart of necessary future administrative positions;

-legitimize projected future goals or re-define (as needed) outlined such goals with view to regulatory compliance;

-expand and prioritize aspects itemized within the list of the initial setup matrix;

-validate or eliminate desired future operational business targets;

-scrutinize needed talents to meet desired business targets;

-scrutinize and rationalize expected revenue sources;

-conduct a detailed cost/benefit analysis of anticipated revenues versus expected costs; and

-research salary/benefit/reward-growth package funds needed.

The Company agreed to work with Richfield to delineate a desired joint operational structure; identify desired joint future business goals; prioritize funding needs of initial joint setup; define targets for anticipated initial entry or expansion of the joint business operations; describe talents/skills needed to adequately pursue defined business targets; and identify and delineate expected business revenue sources for use by the joint business operation.

As noted, the Company and Richfield anticipate that the Management Agreement will govern the relationship of the two entities until such time as the Company receives the final approval from FINRA of the change of ownership of Richfield.

Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.

As noted above, because the Company entered into the Broker Dealer Purchase Agreement and paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity, even though the transaction has not closed. Despite the transaction’s not having closed, the Company has included Richfield’s financial statements pursuant to Rule 8-04 of Regulation S-X, and the pro forma financial information pursuant to the Rule 8-05 of Regulation S-X.

Richfield is an independent financial services firm headquartered in Castle Rock, Colorado, and was designed to meet the needs of the discerning investors and independent securities professionals. Richfield conducts transactions in options and general equity trading securities utilizing the trading platform provided by the firm's clearing broker-dealer, RBC Correspondent Services (“RBC”).  All Richfield transactions are done through RBC, and Richfield operates principally in the US markets.  Generally, Richfield’s clients are individuals or small company entities.  All information concerning our clients is obtained using RBC's new-client information forms.  All clients are reviewed and approved by Richfield’s Chief Compliance Officer.  All trading activities are processed through RBC's trading platform and reviewed daily by Richfield’s trading supervisor.

The majority of Richfield’s clients are located within the United States, and a few clients are foreign entities or residents of other countries.  Each foreign-based client must provide additional information to RBC, and all information provided is reviewed by Richfield’s Chief Compliance Officer.  Richfield may participate with other FINRA registered broker-dealers as part of a selling syndicate to offer “best-efforts” placements.  Generally, Richfield participates in these placements of private placements under Regulation D promulgated under the Securities Act of 1933.  These private placements are offered offerings to accredited investors for their own accounts.

As of the date of this Prospectus, Richfield did not participate in other actions that might be termed as "investment banking," beyond private placement activities.

Richfield’s service is based on the concept that clients and successful representatives deserve a brokerage system with leading edge investment and advisory programs, modest charges, and fair clearing costs for commission-based business.

As described above, Richfield maintains a comprehensive range of investment products and provides the products to fit most client needs. Richfield’s independent representatives, working within Richfield’s network, have the freedom to select the products that best represent their clients without the pressure to place proprietary products. Although Richfield’s representatives are independent, they are not alone. As a representative of Richfield, representatives receive impeccable back-office support and personalized service. Stellar service includes product and service education, supervisory training, and regular broker/dealer conferences for all.

Through our operation of Richfield, we will be subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital.  Richfield is subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital. At March 31, 2021, Richfield had net capital of $64,382, which was $59,382 in excess of its required net capital of $5,000.

Employees

As of the date of this Prospectus, the Company had three 3 part-time employees, and Richfield had one 1 full time employee and five 5 personnel engaged as independent contractors.

We will, as needed, hire additional employees or sub-contract the balance of our personnel requirements through independent contractors.  Management believes that we will be able to satisfy our labor requirements for the foreseeable future.  None of our employees are represented by a collective bargaining arrangement, and we believe our relationship with our employees is good.

Recent Developments

During the fourth quarter of 2020, the Company entered into negotiations with Dr. Chin, the Company’s Chief Executive Officer, relating to the loan by Dr. Chin of $1,500,000 to the Company in exchange for the issuance of a promissory note. The Company and Dr. Chin anticipate that the loan and note transaction will be completed during the third quarter of 2021.

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this registration statement.

Additionally, during the fourth quarter of 2020, the Company entered into negotiations to acquire two additional entities: QMIS Securities Limited (“QSL”) and QMIS Asset Management Limited (“QAML”).

-QSL is a limited liability company incorporated and domiciled in Hong Kong, with its registered office and principal place of business at Unit 2104,21/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong.  QSL is a licensed corporation under the Hong Kong Securities and Futures Ordinance. Its principal activity is to engage in the securities dealing.

-QAML is a limited liability company incorporated and domiciled in Hong Kong, with its registered office and principal place of business at Unit 2104,21/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong. QAML is a licensed corporation under the Hong Kong Securities and Futures Ordinance. Its principal activities are to engage in advising on securities, and asset management.

As of the date of this registration statement, the Company was still in negotiations and was conducting due diligence. No formal agreements had been signed. Additional information will be provided as the transactions are closed and finalized.

SELECTED FINANCIAL DATA

The following table presents summary financial data as of the dates and for the periods indicated. The summary Balance Sheet data as of March 31, 2021, December 31, 2020 and 2019, and the summary Statement of Operations data and other financial data for the three months ended March 31, 2021 and 2020, and the fiscal years ending December 31, 2020 and 2019, have been derived from the audited financial statements of the Company included elsewhere in this prospectus.

You should read the following table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the accompanying notes included elsewhere in this prospectus. Among other things, those financial statements include more detailed information regarding the basis of presentation for the following financial data.

QMIS TBS CAPITAL GROUP CORP.
BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(Audited)	(Audited)
Assets
Current assets
Initial deposit for acquisition agreement (Note 9)	25,000	-
Total Current assets	25,000	-

Total Assets	25,000	-

Liabilities and Equity (Deficit)

Current liabilities
Accrued Expenses	135,023
Notes Payable – Related Party	66,382	424
Total Current Liabilities	201,405	424

Shareholders’ Equity (Deficit)

Common Stock	30,000	-
Additional Paid in Capital	-	-
Accumulated Deficit	(206,405)	(424)
Total Equity (Deficit)	(176,405)	(424)

Total Liabilities and Equity (Deficit)	25,000	-

QMIS TBS CAPITAL GROUP CORP.
STATEMENT OF OPERATIONS

	For the Year Ended
	December 31, 2020	December 31, 2019
	(Audited)	(Audited)

Revenues	-	-

Operating Expenses	(205,981)	(424)

Net Income (Loss) from Operations	(205,981)	(424)

Interest Expense	-	-

Net Income (Loss) from Operations Before Income Taxes	(205,981)	(424)

Tax Expense	-	-

Net Income (Loss)	(205,981)	(424)

Weighted average number of shares outstanding	264,754,098

QMIS TBS CAPITAL GROUP CORP.
BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Current assets
Initial deposit for acquisition agreement (Note 9)	25,000	25,000
Total Current assets	25,000	25,000

Total Assets	25,000	25,000

Liabilities and Equity (Deficit)

Current liabilities
Accrued Expenses	126,353	135,023
Notes Payable – Related Party	111,857	66,382
Total Current Liabilities	238,210	424

Shareholders’ Equity (Deficit)

Common Stock	30,000	30,000
Additional Paid in Capital	-	-
Accumulated Deficit	(243,210)	(206,405)
Total Equity (Deficit)	(213,210)	(176,405)

Total Liabilities and Equity (Deficit)	25,000	25,000

QMIS TBS CAPITAL GROUP CORP.
STATEMENT OF OPERATIONS

	For the Three Months Ended
	March 31, 2021	March 31, 2020
	(Unaudited)	(Unaudited)

Revenues	-	-

Operating Expenses	(36,805)	(30,540)

Net Income (Loss) from Operations	(36,805)	(30,540)

Interest Expense	-	-

Net Income (Loss) from Operations Before Income Taxes	(36,805)	(30,540)

Tax Expense	-	-

Net Income (Loss)	(36,805)	(30,540)

Weighted average number of shares outstanding	300,000,000	158,241,758

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto included elsewhere in this prospectus. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

Corporate History and Background

Organization

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”) was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.

The Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Business Overview

The Company was incorporated by Dr. Timo Strattner, our Chief Financial Officer. The business plan of the Company at the time of formation initially was two-pronged: first, to raise initial capital to acquire a US-based registered broker dealer firm; and second, to work with foreign businesses to help provide access to the US capital markets, either through business combination transactions, assistance with US-based securities offerings, or other transactions structures.  Dr. Strattner has worked in the financial markets as an asset and fund manager, sales trader in equity and derivatives, and as a securities analyst. He also has served in various interim executive roles with international exposure as turnaround and growth specialist. Dr. Strattner brought his connections to markets in the UK and Hong Kong to the Company, as well as his background in equities and derivatives trading.

In early 2020, Dr. Strattner entered into negotiations with Dr. Yung Kong Chin. Dr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002, Dr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States. Dr. Chin expressed an interest in working with the Parent Company to help provide access to the US capital markets to various international clients and contacts.

In connection with Dr. Chin’s appointment as Chief Executive Officer and Director of the Company, the Company’s name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.  The Company operates through its subsidiary in the financial services industry.

The Company has one subsidiary: Richfield Orion International, Incorporated.

Richfield Orion International, Inc.

On April 30, 2020, the Company and Richfield Orion, International, LLC (the “Seller”) entered into a Broker Dealer Purchase Agreement for the purchase by the Company of Richfield Orion International, Incorporated (“Richfield”), a broker-dealer registered with the U.S. Securities and Exchange Commission (the “SEC”) and with the Financial Industry Regulatory Authority (“FINRA”).  The Company has paid to the Seller $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, our CEO. The balance of the purchase price will be due to the Seller on the final closing, which is contingent upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse, and funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. While our management does not anticipate that FINRA would deny the acceptance of the Company as the sole owner of Richfield, there can be no guarantee that FINRA will agree to the change of ownership of Richfield.

The Company and Richfield plan to file for FINRA approval following the effectiveness of the registration statement of which this Prospectus is a part. Until FINRA approval is obtained, the Company and Richfield entered into a form of management and operations agreement, discussed in more detail above, to describe the relationship between and the operations of the two entities. Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.  Because the Company has paid the initial purchase amount, the Company considers Richfield to be its subsidiary entity. Despite the transaction’s not having closed, the Company has included Richfield’s financial statements pursuant to Rule 8-04 of Regulation S-X, and the pro forma financial information pursuant to the Rule 8-05 of Regulation S-X.

Until such FINRA approval has been obtained, the Company and Richfield have executed a form of Management/Operations Development Consultation Agreement (the “Management Agreement”), discussed in more detail above.

As noted, the Company and Richfield anticipate that the Management Agreement will govern the relationship of the two entities until such time as the Company receives the final approval from FINRA of the change of ownership of Richfield.  Management of the Company and of Richfield anticipate that once FINRA approval and acknowledgement of the Company as the sole owner of Richfield is obtained, the agreement will be terminated, and Richfield will operate as a subsidiary of the Company.

Richfield is an independent financial services firm, offering diversified and comprehensive quality products and services since 2008. Richfield exists to help its clients meet their individual and professional objectives.  Headquartered in Castle Rock, Colorado, Richfield was designed to meet the needs of the discerning investors and independent securities professionals.

Richfield’s service is based on the concept that clients and successful representatives deserve a brokerage system with leading edge investment and advisory programs, modest charges, and fair clearing costs for commission-based business.

Richfield maintains a comprehensive range of investment products and provides the products to fit most client needs. As an independent representative within Richfield’s network, its representatives have the freedom to select the products that best represent their client without the pressure to place proprietary products. Although Richfield’s representatives are independent, they are not alone. As a representative of Richfield, reps receive impeccable back-office support and personalized service. Stellar service includes product and service education, supervisory training, and regular broker/dealer conferences for all.

Through our operation of Richfield, we will be subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital.  Richfield Orion International Inc is subject to the SEC’s Uniform Net Capital Rule (Rule 15c3-1), which, among other things, requires the maintenance of minimum net capital. At April 26, 2020, Richfield had net capital of $50,000, which was $45,000, in excess of its required net capital of $5,000.

Results of Operations

Three Months Ended March 31, 2021, compared to the Three Months Ended March 31, 2020

During the three months ended March 31, 2021, we generated revenues of $0, the same as during the three months ended March 31, 2020, as the Company had not generated any revenue since its inception on November 21, 2019.

Operating expenses, including directors’ fees, professional fees, and other general and administrative expenses, during the three months ended March 31, 2021, were $36,805, compared to $30,540 during the three months ended March 31, 2020. In the three months ended March 31, 2021, while the directors’ fee decreased $30,000, the professional fees increased $34,855, and other general and administrative expenses increased $1,410, due to the professional services for the SEC filings.

During the three months ended March 31, 2021, the Company incurred net loss of $36,805, compared to net loss of $30,540 during the three months ended March 31, 2020. The increase in the net loss of $6,265 for the three months ended March 31, 2021, was due to the increase of professional services for the SEC filings, offset by the decrease of directors’ fees.

Year Ended December 31, 2020, and the period from November 21, 2019 (inception), to December 31, 2019.

The Company was formed in November 2019 and had not generated any revenue for the period November 21, 2019, to December 31, 2019, and for the year ended December 31, 2020, respectively.

General and administrative expenses for the period from November 21, 2019, to December 31, 2019, were $424.  The expense was attributed to incorporation expenses. General and administrative expenses for the year ended December 31, 2020, were $205,981.  The expense included directors’ fee of $30,000, and the balance mostly attributed to the professional service fees related to the filing of this statement.

The losses for the period from November 21, 2019, to December 31, 2019, were $424. The loss for the period is attributable to general and administrative expenses.

The losses for the year ended December 31, 2020, were $205,981. The loss for the year ended December 31, 2020, is attributable to general and administrative expenses.

Liquidity and Capital Resources

As of March 31, 2021 and December 31, 2020, we had a cash balance of $0, as the Company does not keep a bank account and the major shareholder funds the Company’s operations.

Operating Activities

Net cash used in operating activities was $45,475 during the three months ended March 31, 2021, compared to $540 in the three months ended March 31, 2020.  The increase was primarily attributable to the operating loss as mentioned above, and the decrease of accrued expenses of $8,670.

Investing Activities

We neither generated nor used cash in investing activities during the three months ended March 31, 2021 and 2020.

Financing Activities

Net cash provided by financing activities was $45,475 in the three months ended March 31, 2021, compared to $540 in the three months ended March 31, 2020.  In the current period, we needed more loans from our officer to pay the expenses relating to the SEC filings.

As of December 31, 2020, we had cash and cash equivalents of $0. The following section provides a summary of our net cash flows from operating, investing, and financing activities. We have historically financed our operations primarily through debt and equity investments from shareholders and directors. It is expected to take longer than 12 months to reach a break-even position. The Company cannot make any guarantee that it will be successful in obtaining funding from any sources or any additional financing or that the terms will be favorable to the Company.

Net cash used by operating activities was $424 from November 21, 2019 (inception) through December 31, 2019, and $40,958 for the year ended December 31, 2020, which was primarily attributable to the operating loss.

Net cash used by investing activities was $0 from November 21, 2019 (inception), through December 31, 2019, and $25,000 for the year ended December 31, 2020, which was the initial deposit payment for the acquisition agreement with Richfield.

Net cash provided by financing activities was $424 from November 21, 2019 (inception), through December 31, 2019, and $65,958 for the year ended December 31, 2020, which were loans from our officers.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company incurred net losses of $205,981 for the year ended December 31, 2020, and $36,805 for the three months ended March 31, 2021. In addition, the Company had stockholders' deficit of $176,405 and $213,210 at December 31, 2020 and March 31, 2021, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Results of Operations of Richfield Orion International, Inc.

Three Months Ended March 31, 2021, compared to three months ended March 31, 2020

During the three months ended March 31, 2021, Richfield had revenues of $217,242 as compared to revenues of $147,758 during the three months ended March 31, 2020. This increase is mostly attributable to the increase of $69,484 in commission income, or a 47% increase, due to the increase in deals transacted to recover from the downturn caused by COVID-19.

Operating expenses were $205,246 for the three months ended March 31, 2021, compared to $147,321 in the three months ended March 31, 2020. The increase is mostly is attributable to the increase of $56,958 in commission paid, or a 47% increase, due to the increase in deals transacted to recover from the downturn caused by COVID-19.

Net income for the three months ended March 31, 2021 was $11,996, compared to a net income of $437 in the three months ended March 31, 2020. The increase was due to the increase in deals transacted to recover from the downturn caused by COVID-19.

The year ended December 31, 2020, compared to the year ended December 31, 2019

Richfield had revenues of $582,877 in the year ended December 31, 2020, as compared to revenues of $749,806 during the year ended December 31, 2019. This decrease is mostly attributable to the due to the decrease in transactions caused by COVID-19.

Operating expenses were $568,861 in the year ended December 31, 2020, compared to $722,561 in the year ended December 31, 2019. This decrease is mostly attributable to the due to the decrease in transactions caused by COVID-19.

Net income for the year ended December 31, 2020 was $14,016, compared to a net income of $27,245 in the year ended December 31, 2019. This decrease is mostly attributable to the due to the decrease in transactions caused by COVID-19.

Liquidity and Capital Resources of Richfield Orion International, Inc.

As of March 31, 2021, Richfield had cash and cash equivalents of $53,150, compared to $49,940 at December 31, 2020. The increase is mostly due to the profit in the three months ended March 31, 2020.

Net cash provided in operating was $15,035 in the three months ended March 31, 2021, as compared to $437 in the three months ended March 31,2020. The increase is mostly due to the profit in the three months ended March 31, 2020.

Net cash used by financing activities in the three months ended March 31, 2021 was $11,825, compared to cash used by financing activities of $1,250 in the three months ended March 31, 2020. While Richfield had a net income and distributed more funds to its shareholders in 2021, Richfield needed capital contribution from its shareholders to maintain its business in 2020.

As of March 31, 2021, Richfield had cash of $53,150 including restricted cash of $50,000.

As of December 31, 2020, Richfield had cash and cash equivalents of $49,940, compared to $51,409 at December 31, 2019.

The decrease is mostly due cover the expenses in spite of the decrease in transactions caused by COVID-19

Net cash provided by operating was $7,081 in the year ended December 31, 2020, as compared to $26,990 in the year ended December 31, 2019. The decrease in cash provided by operating is mostly attributable to the increase in cash outflow for commission paid.

Net cash used in financing activities in the year ended December 31, 2020 was $8,550, compared to cash used in financing activities of $27,683 in the year ended December 31, 2019. While Richfield had a net income and distributed more funds to its shareholder in 2019, Richfield needed capital contribution from its shareholder to maintain its business in 2020.

Critical Accounting Policies

The Company’s significant accounting policies are presented in the Company’s notes to financial statements which are contained in this filing. The significant accounting policies that are most critical and aid in fully understanding and evaluating the reported financial results include the following:

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

PROPERTIES

The Company’s principal executive offices are located at 37-12 Prince St. Suite 9C, Flushing, NY 11354. The offices consist of 1,000 square feet of office space.  Our officers have provided office space for free for the mean time and have yet to reach a formal lease agreement with any of the officers as of the date of filing. We believe that this space is adequate for our current needs.

Richfield Orion’s offices are located at 757 Maleta Lane, Suite 202, Castle Rock, CO 80108. We believe that this space is adequate for Richfield Orion’s current needs.

LEGAL PROCEEDINGS

As of the date of this Prospectus, the Company was not involved in any legal proceedings which management believes will have a material effect upon the financial condition of the Company, nor are any such material legal proceedings anticipated.

Management is not aware of any contemplated legal or regulatory proceeding by a governmental authority in which we may be involved.

MANAGEMENT

Executive Officers and Directors

The table below sets forth information about our directors and executive officers as of the date of this Prospectus.

Name	Age	Position
Dr. Chin Yung Kong	66	Chief Executive Officer, Director
Dr. Timo Bernd Strattner	36	Chief Financial Officer, Director
Amy Gu TingTing	34	Chief Operating Officer, Director
Professor Pierre Bultez	71	Independent Director

The following is a summary of the biographical information about our officers and directors.

Dr. Chin Yung Kong, Chief Executive Officer, Director

Dr. Chin Yung Kong, age 66, is a Malaysian citizen and currently resides in Dalian, China.  Dr. Chin is the Managing Director of QMIS Capital Finance.  Since 2002, Dr. Chin has devoting most of his time advising Chinese clients on financial restructuring, pre-audit evaluation before going public, pre-IPO investment strategies, and on the process of going public in the United States.  From 1995 to 2002, Dr. Chin was financial controller for the Kwok Group Company in China.  Prior to 1995, Dr. Chin was a practicing auditor and Certified Public Accountant (CPA) with Foo Kon & Tan in Singapore.  Dr.  Chin graduated from University of Hull in the United Kingdom with a Master in Finance Degree. In 1994, Dr. Chin earned a Master of Business Administration (MBA) Degree from the Irish Business School. In 2020, Dr. Chin was awarded a Doctor of Philosophy in Financial Management by the North Borneo University College. On July 17, 2014, Dr. Chin was awarded the title of Dato’Sri from the Sultan of Pahang, Kuala Lumpur, Malaysia, which is the highest state title conferred by the Ruler of Malaysia on the most deserving recipients who have contributed greatly to the nation or state.

In the past five years, Dr. Chin has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K.

Dr. Timo Bernd Strattner, Chief Financial Officer, Director

Dr. Strattner graduated from Central Queensland University, Sydney Campus with a Bachelor of Business. He started his career in an MFO (Multi Family Office). Dr. Strattner worked in the financial markets as asset and fund manager, sales trader in equity and derivatives and as analyst. He served in various interim executive roles with international exposure as turnaround and growth specialist for a Prime Market listed DAX company Fast Casual Wear AG, an alternative medicine company Foravit Healthcare, and Affinity Medical, the lead project manager for a Mexican social housing project managed by a Hong Kong based entity. Dr. Strattner is the founder of TBS Capital Management.

Amy Gu TingTing, Chief Operating Officer, Director

Ms. Gu has worked to establish large-scale business networks in northeastern China and has acquired extensive experience working in the Greater China financial market, garnering years of professional exposure in business development, business management, and strategic planning. As of the date of this Registration Statement, Ms. Gu was a director of QMIS Financial Group in Hong Kong, and has actively participated in the top management of the QMIS Financial Group since 2008. Ms. Gu graduated from the Dongbei University of Finance and Economics in 2015 with a Master’s Degree in Business Administration – Senior Management.

Dr. Pierre Bultez – Independent Director

Dr. Pierre Bultez is a professor in business and Finance in highly reputable business schools. He is ATTF Official Senior Expert Consultant (Agence de Transfert de Technologie Financière – Ministère des Finances Luxembourg – Financial Technology Transfer Agency). Professor Bultez was also an advisor for IFBL (Institut de Formation Bancaire Luxembourg) and also an advisor to the Ministry of Finance- Luxembourg. He is a globally acclaimed expert in risk analytics, risk management and corporate governance. He has over 40 years of experience in international training and risk consulting in banking, finance and micro-finance sectors in 72 countries. He has been the advisor of 18 central banks worldwide, 14 governments within Asian, European and African region and a board member of over 30 international financial companies. He has been attached with Luxembourg Financial Sector Supervisory Commission till recently. Dr. Bultez is also an international academician and holds visiting professorship in over 10 universities worldwide together with over 32 publications in the fields of risk analytics and financial governance. Professor Bultez brings extensive knowledge of corporate governance, risk management, risk governance, global rules and regulations and also strategic planning. He has several publications, such as Risk Management new tools, December 2009 (School of Finance and Banking Kigali Rwanda), Pension Funds Risk Management in the OECD countries (National bank of Slovakia, 2006), The relationship with Bankers (ABB – Belgian Bankers Association), Microfinance as a tool to mobilize savings in growing countries; the case of Thailand. (Ministry of Economy and Finance Thailand-December 2011).  Professor Bultez is also Corporate Finance Professional, Member of the FT Knowledge Ltd, NYIF (New York Institute of Finance), Executive Director of Global Executive Retreat (Switzerland), Executive Director and founder of Investment Capital Trust (Switzerland) and Chairman of the Board of Arc Asset Management Luxembourg.

Significant Employees

Ong Kar Yee, Operating Director –  Mr. Ong Kar Yee is a professional accountant by profession with more than 29 years of experience in finance and capital market industries across various fields, including audit and accounting, fund management, stock brokerage operation, stock analysis, and securities/futures trading. As of the date of this Registration Statement, Mr. Ong was serving as the General Manager of the Malaysian office of QMIS Financial Group, where he has served since 2015. Prior to joining QMIS, Mr. Ong was a Financial Controller at Buraq Oil Sdn. Bhd, a Malaysian oil and gas company.  Mr. Ong obtained a Master’s Degree from the Manchester Metropolitan University in the United Kingdom in 2015. He also graduated from the Tunku Abdul Rahman College in Malaysia with a higher diploma in accountancy in 1989, and in 2003 became a Certified Financial Planner. He is an associate member of the Chartered Institute of Management Accountants, United Kingdom (ACMA), and an associate member of the Chartered Global Management Accountants (CGMA).

Chin Rui Lin, Financial Analyst – Mr. Chin has an extensive background and experience as retail manager and account executive in managing stocks, sales, and accounting for the IT sector and finance sector. As of the date of this Registration Statement, Mr. Chin served as a director of PC Wizard in Malaysia, where he previously served as a retail manager and accounting executive. Mr. Chin did his Foundation Studies at the Curtin University of Technology, and in 2012, he received a Degree of Bachelor of Commerce.

EXECUTIVE COMPENSATION

Dr. Strattner was the sole officer and director of the Company as of December 31, 2019.  He was paid no compensation and the Company accrued no compensation for Dr. Strattner through December 31, 2019.

The following table sets forth information regarding each element of compensation that we paid or awarded to our executive officers for fiscal years 2019 and 2020.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)
Dr. Timo Bernd Strattner, Chief Financial Officer, Director	2019	$0	$0	$0	0	$0	$0	$0
	2020	$0	$0	$0	0	$0	$0	$0

Dr. Yung Kong Chin, Chief Executive Officer, Director	2019	$0	$0	$0	0	$0	$0	$0
	2020	$0	$0	$0	0	$0	$0	$0
Amy Gu TingTing, Chief Operating Officer, Director	2019	$0	$0	$0	0	$0	$0	$0
	2020	$0	$0	$0	0	$0	$0	$0

Dr. Chin and Ms. Gu were appointed as Chief Executive Officer and Chief Operating Officer, respectively, of the Company in 2020.

Director Compensation

We have provided no compensation to our directors for their services provided as directors.

Employment Agreements

We do not have any employment agreements with any of our officers.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors does not have a compensation committee and the entire Board of Directors performs the functions of a compensation committee.  No member of our Board of Directors has a relationship that would constitute an interlocking relationship with our executive officers or directors or another entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Transactions with Related Parties

The Company has received loans from Dr. Timo Strattner, CFO of the Company, to finance the Company’s operation due to lack of cash resources.  There are no written loan agreements for these loans. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.  Cash flows from due to related parties are classified as cash flows from financing activities.  The Company borrowed $424 from Dr. Strattner for the period from November 21, 2019 (inception), to December 31, 2019, and borrowed $540 from Dr. Strattner and $65,418 from Dr. Chin for the year ended December 31, 2020.

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, which is the sole owner of Richfield Orion International, Inc. (“Richfield Orion”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield Orion for $75,000. The Company has paid $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, our CEO.

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this registration statement. The Company and Dr. Chin anticipate that the Note will be issued in the third quarter of 2021.

Director Independence

As of the date of this Prospectus, the Company’s common stock was not traded on any stock exchange.  The Company anticipates seeking approval for trading of the Company’s common stock on the OTC Markets, likely the OTC QB market. These systems do not impose standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence.  However, because Dr. Bultez is not an employee and does not own any shares of the Company’s common stock, management believes that he would qualify as an Independent Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of our common stock as of June 14, 2021, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group. The percentages below are based on a total of 300,000,000 shares outstanding as of June 14, 2021. The totals relating to the ownership percentages following the Offering are based on the presumption of the sale of all 68,021,138 Shares offered in the Offering.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership Prior to Offering (1)	Percent of Class(1)	Amount of Beneficial Ownership Following Offering	Percent of Class

Dr. Chin Yung Kong, CEO	100,000,000	33.33%	150,380,000	40.86%

Dr. Timo Bernd Strattner, CFO	100,000,000	33.33%	100,000,000	27.17%

Amy Gu TingTing, COO	100,000,000	33.33%	100,000,000	27.17%

Pierre Bultez, Director	0	0%	0	0%

Named Executive Officers, Executive Officers, and Directors as a Group (4 Persons)	300,000,000	100%	350,380,000	95.21%

(1)This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of June 14, 2021, the Company had 300,000,000 shares of common stock outstanding.

DESCRIPTION OF SECURITIES

General

On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Common Stock

We are authorized to issue 750,000,000 shares of common stock, $0.0001 par value per share. As of June 14, 2021, we had 300,000,000 shares of common stock issued and outstanding.

Each share of common stock has one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598. And its telephone number is 212-828-8436.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of our company in the successful defense of the action, suit or proceeding) is asserted by a director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Our certificate of incorporation contains provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions, which involve intentional misconduct, or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Laws. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Kirton McConkie, P.C., Salt Lake City, Utah.

EXPERTS

Our financial statements for the years ended December 31, 2020 and 2019, appearing in this prospectus and Registration Statement have been audited by Keith K. Zhen, CPA, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.  Additionally, the financial statements of Richfield Orion International, Inc., for the years ended December 31, 2020 and 2019, appearing in this prospectus and Registration Statement have been audited by Hartgraves Accounting & Consulting, LLC (2020), and Michael Coglianese, CPA, P.C. (2019), independent registered public accounting firms, respectively, as set forth in their reports thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, for the shares of common stock of the Company being sold to the shareholders of QMIS Finance as of the Record Date. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (“Exchange Act”). In accordance therewith, we file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

You may also contact the Company at 37-12 Prince St. Suite 9C, Flushing, NY 11354, or via telephone at 917-675-3214.

FINANCIAL STATEMENTS

Commencing at page F-1 are the audited financial statements for the Company for the quarter ended March 31, 2021, and for the years ended December 31, 2020 and 2019.

KEITH K ZHEN CPA
CERTIFIED PUBLIC ACCOUNTANT
2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL: KEITHZHEN@YAHOO.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

QMIS TBS Capital Group Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of QMIS TBS Capital Group Corp.  (the "Company") as of December 31, 2020 and 2019, and the related statements of income, comprehensive income, stockholders’ equity (deficit), and cash flows for the period from November 21, 2019 (inception) to December 31, 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the period from November 21, 2019 (inception) to December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred operating losses since inception, and as of December 31, 2020, had shareholders' deficiency. These factors raise substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Keith K Zhen CPA
Keith K Zhen CPA

We have served as the Company's auditor since 2020

Brooklyn, New York

April 27, 2021

QMIS TBS CAPITAL GROUP CORP.

BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Initial deposit for acquisition agreement (Note 10)	$25,000	$-
Total Current Assets	25,000	-

Total Assets	$25,000	$-

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued expenses (Note 6)	$135,023	$-
Due to related parties (Note 7)	66,382	424
Total Current Liabilities	201,405	424

Total Liabilities	201,405	424

Commitments and Contingencies (Note 9)	-	-

Shareholders' Equity:
Preferred stock, par value $0.0001, 10,000,000 shares authorized; 0 share issued and outstanding as of December 31, 2020 and 2019	-	-
Common stock, par value $0.0001, 750,000,000 shares authorized; 300,000,0000 shares and 0 shares issued and outstanding as of December 31, 2020 and 2019	30,000	-
Additional paid-in capital	-	-
Retained Earnings (Accumulated deficit)	(206,405)	(424)
Total Shareholders' Equity (Deficit)	(176,405)	(424)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$-

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Period from November 21, 2019 (inception) to December 31, 2019

Revenue
Sales	$-	$-
Cost of Goods Sold	-	-
Gross Profit	-	-

Operating Expenses
Directors' fees	30,000	-
Professional fees	175,891	-
Other general and administrative expenses	90	424
Total Operating Expenses	205,981	424

Loss from Operations	(205,981)	(424)

Lose before Provision for Income Tax	(205,981)	(424)

Provision for Income Tax	-	-

Net Loss	$(205,981)	$(424)

Other comprehensive income (loss)	-	-
Total comprehensive income (loss)	$(205,981)	$(424)

Basic and Fully Diluted Loss per Share	$(0.00)	$-

Weighted average shares outstanding	264,754,098	-

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock $0.0001 Par Value		Additional Paid-in	Retained Earnings (Accumulated	Total Shareholders' Equity
	Shares	Amount	Capital	Deficit)	(Deficit)
Balances at
November 21, 2019 (inception)	-	$-	$-	$-	$-

Net income	-	-	-	(424)	(424)

Balances at
December 31, 2019	-	$-	$-	$(424)	$(424)

Common stock issued for directors' fee	300,000,000	30,000	-	-	30,000

Net income	-	-	-	(205,981)	(205,981)

Balances at
December 31, 2020	300,000,000	$30,000	$-	$(206,405)	$(176,405)

The accompanying notes are an integral part of these financial statements

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Period from November 21, 2019 (inception) to December 31, 2019

Cash Flows from Operating Activities

Net loss	$(205,981)	$(424)
Adjustments to reconcile net loss Stock compensation expenses	30,000
Changes in operating assets and liabilities Increase/(Decrease) in accrued expenses	135,023	-
Net cash used by operating activities	(40,958)	(424)

Cash Flows from Investing Activities

Initial deposit for acquisition agreement	(25,000)	-
Net cash provided (used) by investing activities	(25,000)	-

Cash Flows from Financing Activities

Proceeds from related parties	65,958	424
Net cash provided (used) by financing activities	65,958	424

Increase (decrease) in cash	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income tax	$-	$-

Supplemental Cash Flow Information:
Issuance of 300,000,000 shares of common stock at par value $0.0001 per share for directors' fee	$30,000	$-

The accompanying notes are an integral part of these financial statements.

QMIS TBS CAPITAL GROUP CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1-ORGANIZATION AND BUSINESS BACKGROUND

QMIS TBS Capital Group Corp. (the “Company”) was incorporated in the state of Delaware on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020. The Company plans to engage in the business of providing financial services.

Note 2-CONTROL BY PRINCIPAL OWNERS

The directors and executive officers own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger, or sale of the Company's assets.

Note 3-GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern.  The Company incurred net losses of $424 for the period from November 21, 2019 (inception) to December 31, 2019, and $205,981 for the year ended December 31, 2020. In addition, the Company had stockholders’ deficit of $424 and $176,405 at December 31, 2019 and 2020, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4-SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions.  Deposits held with banks may not be insured or exceed the amount of insurance provided on such deposits.  Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 606, which requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Related Parties

The Company adopted FASB ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or depreciable life applied are:

Office equipment and furniture5 years

Fair Value of Measurements

The Company adopted FASB ASC 820 “Fair Value Measurements,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:Unobservable inputs.  Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Availability of observable inputs can vary and is affected by a variety of factors.  The Company uses judgment in determining fair value of assets and liabilities, and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, “Advertising Costs." The advertising costs were immaterial for the period from November 21, 2019 (inception), to December 31, 2020.

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, "Research and Development." Research and development costs were immaterial for the period from November 21, 2019 (inception), to December 31, 2020.

Comprehensive Income

FASB ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, “Segments Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, “Earnings Per Share,” which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no potentially dilutive securities outstanding (options and warrants) for the period from November 21, 2019 (inception), to December 31, 2020.

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficit in its operation.  Because there is no certainty that we will realize taxable income in the future, we did not record any deferred tax benefit as a result of these losses.

The Company adopted FASB ASC 740-10-30, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In accordance with the FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Note 5-CAPITAL STOCK

Authorized Capital

On the date of incorporation, the Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share. On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Issuance of Common Stock

On February 12, 2020, 300,000,000 shares of common stock were issued at par value $0.0001 per share to three directors as director fees, totaling $30,000.

Note 6-ACCRUED EXPENSES

The accrued expenses included mostly the professional service fees related to the Company's efforts of going public. The professional service fees amounted to $175,891 for the year ended December 31, 2020, and $0 for the period from November 21, 2019 (inception) to December 31, 2019. The accrued expenses were $135,023 and $0 as of December 31, 2020 and 2019, respectively.

Note 7-DUE TO RELATED PARTIES

Due to related parties consists of the following:

	December 31, 2020	December 31, 2021
Dr. Yung Kong Chin, CEO	$65,418	$-
Dr. Timo Strattner, CFO	$964	$424
TOTAL	$66,682	$424

Due to related parties represent temporally short-term loans from Dr. Yung Kong Chin, the Company’s CEO, and Dr. Timo Strattner, the Company’s CFO, to finance the Company’s operation due to lack of cash resources.  There are no written loan agreements for these loans. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore, deemed payable on demand.  Cash flows from due to related parties are classified as cash flows from financing activities.  The Company borrowed $424 from Dr. Strattner for the period from November 21, 2019 (inception), to December 31, 2019, and borrowed $540 from Dr. Strattner and $65,418 from Dr. Chin for the year ended December 31, 2020.

Note 8-OFFICE RENTAL EXPENSE

From time to time, the Company’s officers provide office space to the Company for free. However, the Company has not reached a formal lease agreement with any officer as of the date of this filing. The office rental expenses were $0 for the period from November 21, 2019 (inception), to December 31, 2020.

Note 9-COMMITMENTS AND CONTINGENCIES

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Note 10-INITIAL DEPOSIT FOR ACQUISITION AGREEMENT

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield for $75,000. Richfield is engaged in business as a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and with the Financial Industry Regulatory Authority (“FINRA”) The Company has paid $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, the Company's CEO. The balance of the purchase price will be due on the final closing upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse. If the Agreement lapses and becomes null and void, funds that may have been previously paid to Seller in payment any interest or work pursuant to the Agreement shall default to Seller. The Management believes it is extremely difficult to estimate the timing of the review and approval by FINRA. Since the consummation of the acquisition has not yet occurred and accordingly, the Company does not consolidate Richfield’s financial data into its financial statements.

Note 11-SUBSEQUENT EVENTS

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this report.  The Company and Dr. Chin anticipate that the Note will be issued in the third quarter of 2021.

QMIS TBS CAPITAL GROUP CORP.

BALANCE SHEETS

	March 31, 2021	December31, 2020
	(Unaudited)
ASSETS
Current Assets:
Initial deposit for acquisition agreement (Note 10)	$25,000	$25,000
Total Current Assets	25,000	25,000

Total Assets	$25,000	$25,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accrued expenses (Note 6)	$126,353	$135,023
Due to related parties (Note 7)	111,857	66,382
Total Current Liabilities	238,210	201,405

Total Liabilities	238,210	201,405

Commitments and Contingencies (Note 9)	-	-

Shareholders' Equity:
Common stock, par value $0.0001, 750,000,000 shares authorized; 300,000,0000 shares and 0 shares issued and outstanding as of December 31, 2020 and 2019	30,000	30,000
Additional paid-in capital	-	-
Retained Earnings (Accumulated deficit)	(243,210)	(206,405)
Total Shareholders' Equity (Deficit)	(213,210)	(176,405)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$25,000

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
	(Unaudited)	(Unaudited)
Revenue
Sales	$-	$-
Cost of Goods Sold	-	-
Gross Profit	-	-

Operating Expenses
Directors' fees	-	30,000
Professional fees	35,305	450
Other general and administrative expenses	1,500	90
Total Operating Expenses	36,805	30,540

Loss from Operations	(36,805)	(30,540)

Lose before Provision for Income Tax	(36,805)	(30,540)

Provision for Income Tax	-	-

Net Loss	$(36,805)	$(30,540)

Other comprehensive income (loss)	-	-
Total comprehensive income (loss)	$(36,805)	$(30,540)

Basic and Fully Diluted Loss per Share	$(0.00)	$-

Weighted average shares outstanding	300,000,000	158,241,758

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock $0.0001 Par Value		Additional Paid-in	Retained Earnings (Accumulated	Total Shareholders' Equity
	Shares	Amount	Capital	Deficit)	(Deficit)
Balances at
January 1, 2020	-	$-	$-	$(424)	$(424)

Common stock issued for directors' fee	300,000,000	30,000	-	-	30,000

Net income	-	-	-	(30,540)	(30,540)

Balances at
March 31, 2020 (Unaudited)	300,000,000	$30,000	$-	$(30,964)	$(964)

Balances at
January 1, 2021	300,000,000	$30,000	$-	$(206,405)	$(176,405)

Net income	-	-	-	(36,805)	(36,805)

Balances at
March 31, 2021 (Unaudited)	300,000,000	$30,000	$-	$(243,210)	$(213,210)

QMIS TBS CAPITAL GROUP CORP.

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities

Net loss	$(36,805)	$(30,540)
Adjustments to reconcile net loss
Stock compensation expenses		30,000
Changes in operating assets and liabilities
Increase/(Decrease) in accrued expenses	(8,670)	-
Net cash used by operating activities	(45,475)	(540)

Cash Flows from Investing Activities

Initial deposit for acquisition agreement	-	-
Net cash provided (used) by investing activities	-	-

Cash Flows from Financing Activities

Proceeds from related parties	45,475	540
Net cash provided (used) by financing activities	45,475	540

Increase (decrease) in cash	-	-
Cash at beginning of period	-	-
Cash at end of period	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income tax	$-	$-

Supplemental Cash Flow Information:
Issuance of 300,000,000 shares of common stock at
par value $0.0001 per share for directors' fee	$-	$30,000

QMIS TBS CAPITAL GROUP CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1-ORGANIZATION AND BUSINESS BACKGROUND

QMIS TBS Capital Group Corp. (the “Company”) was incorporated in the state of Delaware on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020. The Company plans to engage in the business of providing financial services.

Note 2-CONTROL BY PRINCIPAL OWNERS

The directors and executive officers own, directly or indirectly, beneficially and in the aggregate, the majority of the voting power of the outstanding capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital and the dissolution, merger, or sale of the Company's assets.

Note 3-GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern.  The Company incurred net losses of $205,981 for the year ended December 31, 2020, and $36,805 for the three months ended March 31, 2021. In addition, the Company had stockholders’ deficit of $176,405 and $213,210 at December 31, 2020, and March 31, 2021, respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and the Company’s efforts to raise capital. Management also believes the Company needs to raise additional capital for working purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4-SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed financial statements do not include all of the information and disclosure required by the GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included.

These condensed financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2020, as not all disclosures required by the GAAP for annual financial statements are presented. The interim condensed financial statements follow the same accounting policies and methods of computations as the audited financial statements for the year ended December 31, 2020.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions.  Deposits held with banks may not be insured or exceed the amount of insurance provided on such deposits.  Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Valuation of Long-Lived assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Revenue Recognition

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, which requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Related Parties

The Company adopted FASB ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments that are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Property, Plant, and Equipment

Property, plant, and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.

The percentages or depreciable life applied are:

Office equipment and furniture5 years

Fair Value of Measurements

“The Company adopted FASB ASC 820 “Fair Value Measurements,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Additionally, the inputs used to measure fair value are prioritized based on a three-level hierarchy. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1:Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:Input other than quoted market prices that are observable, either directly or indirectly, and reasonably available.  Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3:Unobservable inputs.  Unobservable inputs reflect the assumptions that the Company develops based on available information about what market participants would use in valuing the asset or liability.

An asset or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.  Availability of observable inputs can vary and is affected by a variety of factors.  The Company uses judgment in determining fair value of assets and liabilities, and Level 3 assets and liabilities involve greater judgment than Level 1 and Level 2 assets or liabilities.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with the FASB ASC 720-35, “Advertising Costs.” The advertising costs were immaterial for the three months ended March 31, 2021 and 2020.

Research and Development Costs

Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred in accordance with the FASB ASC 730, “Research and Development.” Research and development costs were immaterial for the three months ended March 31, 2021 and 2020.

Comprehensive Income

FASB ASC 220, “Comprehensive Income,” establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Segment Reporting

FASB ASC 820, “Segments Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. The Company currently operates in one principal business segment.

Earnings (Loss) Per Share

The Company reports earnings per share in accordance with FASB ASC 260, “Earnings Per Share,” which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no potentially dilutive securities outstanding (options and warrants) for the three months ended March 31, 2021 and 2020.

Income Taxes

The Company accounts for income tax in accordance with FASB ASC 740-10-25, which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has accumulated deficit in its operation.  Because there is no certainty that we will realize taxable income in the future, we did not record any deferred tax benefit as a result of these losses.

The Company adopted FASB ASC 740-10-30, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The FASB guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The FASB guidance also provides guidance on de-recognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.  In accordance with the FASB guidance, the Company performed a self-assessment and concluded that there were no significant uncertain tax positions requiring recognition in its financial statements.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, “Interim Reporting.”  The Company has determined an estimated annual effective tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Note 5-CAPITAL STOCK

Authorized Capital

On the date of incorporation, the Company was authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share. On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Issuance of Common Stock

On February 12, 2020, 300,000,000 shares of common stock were issued at par value $0.0001 per share to three directors as director fees, totaling $30,000.

Note 6-ACCRUED EXPENSES

The accrued expenses included mostly the professional service fees related to the Company's efforts of going public. The professional service fees amounted to $35,305 and $450 for the three months ended March 31, 2021 and 2020, respectively. The accrued expenses were $126,353 and $135,023 as of March 31, 2021 and December 31, 2020, respectively.

Note 7-DUE TO RELATED PARTIES

Due to related parties consists of the following:

	March 31, 2021	December 31, 2020
	(Unaudited)
Dr. Yung Kong Chin, CEO	$110,893	$65,418
Dr. Timo Strattner, CFO	964	964
Total	$111,857	$66,382

Due to related parties represent temporally short-term loans from Dr. Yung Kong Chin, the Company’s CEO, and Dr. Timo Strattner, the Company’s CFO, to finance the Company’s operation due to lack of cash resources.  There are no written loan agreements for these loans. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore, deemed payable on demand.  Cash flows from due to related parties are classified as cash flows from financing activities.  The Company borrowed $424 from Dr. Strattner for the period from November 21, 2019 (inception) to December 31, 2019, and $540 from Dr. Strattner and $65,418 from Dr. Chin for the year ended December 31, 2020.  The Company borrowed $45,475 from Dr. Chin in the three months ended March 31, 2021.

Note 8-OFFICE RENTAL EXPENSE

From time to time, the Company’s officers provide office space to the Company for free. However, the Company has not reached a formal lease agreement with any officer as of the date of this filing. The office rental expenses were $0 for the three months ended March 31, 2021 and 2020.

Note 9-COMMITMENTS AND CONTINGENCIES

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Note 10-INITIAL DEPOSIT FOR ACQUISITION AGREEMENT

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield for $75,000. Richfield is engaged in business as a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and with the Financial Industry Regulatory Authority (“FINRA”) The Company has paid $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin, the Company's CEO. The balance of the purchase price will be due on the final closing upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse. If the Agreement is null and void, funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. Management believes it is extremely difficult to estimate the timing of the review and approval by FINRA. The consummation of the acquisition has not yet occurred and accordingly, the Company does not consolidate Richfield’s financial data into its financial statements.

Note 11-SUBSEQUENT EVENTS

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the “Note”) in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this report.  The Company and Dr. Chin anticipate that the Note will be issued in the third quarter of 2021.

Richfield Orion International, Inc.

FINANCIAL STATEMENTS AND

SUPPLEMENTAL INFORMATION

December 31, 2020

These financial statements and schedules should be deemed confidential pursuant to Subparagraph (e)(3) of Rule 17a-5 of the Securities Exchange Act of 1934. A Statement of Financial Condition, issued separately, has been filed with the Securities Exchange Commission simultaneously herewith as a Public Document

Richfield Orion International, Inc.
2020 FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION CONTENTS

Report of Independent Registered Public Accounting Firm	1-2
Financial Statements
Statement of Financial Condition	3
Statement of Operations	4
Statement of Changes in Shareholder's Equity	5
Statement of Cash Flows	6
Notes to Financial Statements	7 - 9
Supplemental Information Pursuant to SEA Rule 17a-5
Schedule I - Computation of Net Capital under Rule 15c3-1 of the Securities and Exchange Commission and Reconciliation with Company's Net Capital Computation	10
Report of Independent Registered Public Accounting Firm on Exemption Report	11
Exemption Report for SEC Rule 15c3-3	12

Accounting & Consulting, LLC

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Richfield Orion International, Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Richfield Orion International, Inc. (the “Company”) as of December 31, 2020, and the related statements of operations, changes in Shareholder’s equity and cash flows for the year then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Supplemental Information

The supplementary information contained in Schedule I, Computation of Net Capital Under Rule 15c3-1 under the Rules of the Securities and Exchange Commission have been subjected to audit procedures performed in conjunction with the audit of the Company’s financial statements. The Supplemental Information is the responsibility of the Company’s management. Our audit procedures included determining whether the Supplemental Information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Supplemental Information. In forming our opinion on the Supplemental Information, we evaluated whether the Supplemental Information, including its form and content, is presented in conformity with 17 C.F.R. § 240.17a-5. In our opinion, the supplementary information contained in Schedule I, Computation of Net Capital Under Rule 15c3-1 under the Rules of the Securities and Exchange Commission are fairly stated, in all material respects, in relation to the financial statements as a whole.

Our previous report dated March 25, 2021 except as to the Statement of Changes in Shareholder’s Equity and Note G, which was as of May 17, 2021, have been restated as discussed in Note H.

This is our initial year as the auditor for the Company.

This is our initial year as the auditor for the Company.

Dallas, Texas

March 25, 2021, except for the Statement of Changes

in Shareholder’s Equity and Note G whose date is May 17, 2021

Richfield Orion International, Inc.

STATEMENT OF FINANCIAL CONDITION

December 31, 2020

Assets

Cash	$49,940
Receivable from clearing organization	58,974
Deposit	2,256
Capital Lease Asset	85,105

Total assets	$196,275

Liabilities and shareholder's equity

Liabilities
Accounts payable	$369
Accrued liabilities	46,590
Capital lease obligation	85,105

Total liabilities	132,064

Shareholder's equity
Capital Stock, no par value, 100,000 share authorized 1000 shares issued and outstanding	52,589

Additional paid in capital	62,482
Accumulated deficit	(50,860)
Total shareholder's equity	64,211

Total liabilities and shareholder's equity	$196,275

The accompanying notes are an integral part of these financial statements.

Richfield Orion International, Inc.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2020

Revenue
Commissions	$578,049
Other income	4,828

Total revenue	582,877

Expenses
Commissions and compensation	449,474
Ticket and trade fees	39,300
Occupancy	29,851
Regulatory fees	16,181
Professional fees	16,012
Technology and communications	13,386
Other expenses	4,657

Total expenses	568,861

Net Income $	14,016

The accompanying notes are an integral part of these financial statements.

Richfield Orion International, Inc.

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

For the Year Ended December 31, 2020

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Shareholder's Equity
Balance at January 1, 2020, unadjusted	52,589	62,482	(22,499)	92,572

Recognition of commissions payable	-	-	(33,827)	(33,827)

Balance at January 1, 2020, adjusted	52,589	62,482	(56,326)	58,745

Net Income	-	-	14,016	14,016

Contributions	-	-	42,300	42,300

Distributions	-	-	(50,850)	(50,850)

Balance at December 31, 2020	52,589	62,482	-50,860	64,211

The accompanying notes are an integral part of these financial statements.

Richfield Orion International, Inc.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2020

Cash flows from operating activities
Net Income	$14,016

Adjustments to reconcile net income (loss) to net cash provided
(used) by operating activities:

Receivable from clearing organization	(19,538)
Accrued expenses	12,603

Net cash provided by (used in) operating activities	7,081

Cash flows from financing activities

Member contributions	42,300
Member withdrawals	(50,850)

Net cash provided by (used in) financing activities 5	(8,550)

Net change in cash and cash equivalents 5	(1,469)

Cash beginning of year 5	51,409

Cash end of year 5	$49,940

The accompanying notes are an integral part of these financial statements.

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2020

Note A – Summary of Significant Accounting Policies

The summary of significant accounting policies of Richfield Orion International, Inc. is presented to assist in understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Organization

The Company was incorporated on September 1, 1998 under the laws of the State of Colorado.

Description of Business

The Company, located in Castle Rock, CO is a broker and dealer in securities registered with the Securities and Exchange Commission (SEC). The Company is a member of Financial Industry Regulatory Authority, Inc. (FINRA) and the Municipal Securities Rule Making Board. The Company is engaged in sale of private placements and alternative investments for which it receives a fee and the facilitation of securities transactions of which it receives commissions.

Method of Accounting

The Company’s policy is to prepare its financial statements on the accrual basis of accounting, and accordingly, reflect all significant receivables, payables, and other liabilities.

Broker Receivable – Recognition of Bad Debt

The Company monitors and makes allowances for the provision of doubtful accounts where it feels it is justified and warranted. At year end, based upon historical experience with the Company’s Broker and subsequent events, no allowance for doubtful accounts was required.

Revenue Recognition

Commission revenues are recorded by the Company when earned on trade date basis.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates.

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2020

Note A – Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at an amount that approximates fair value and includes cash and cash equivalents. Fair values are based on quoted market prices and assumptions concerning the amounts and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.

Note B – Capital Lease Asset

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases. The Company is a lessee in a noncancelable operating lease for office space. The Company determines if an arrangement is a lease or contains a lease, at inception of a contract and when terms of an existing contract are changed. The Company recognizes a lease liability and a right of use asset at the commencement date of the lease. The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments depend on an index or a rate. The discount rate is the implicit rate if it is readily determinable or otherwise the Company uses its incremental borrowing rate. The implicit rates of our leases are not readily determinable and accordingly, we use our incremental borrowing rate based on the information available at the date for all leases. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow and amount equal to the lease payments under similar terms and in a similar economic environment. The ROU asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Lease cost for these lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. We recognize lease cost associated with our short-term leases on a straight-line basis over the lease term.

The components of lease cost for the year ended December 31, 2020 are as follows:

Operating lease cost	$29,851
Variable lease cost	-
Short term lease cost	-
Total lease cost	$29,851

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2020

Note B – Capital Lease Asset, continued

Amounts reported in the consolidated balance sheet as of December 31, 2020 were as follows: Operating leases:

Operating lease ROU assets	$85,105

Operating lease liabilities	85,105

Note C – Net Capital Requirements

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $5,000, as defined under such provisions. Net Capital and the related net capital ratio may fluctuate on a daily basis.  December 31, 2020 Net Capital was $61,955 leaving excess net capital of $56,955 and .76% aggregated indebtedness.

Note D – Possession or Control Requirements

The Company does not have any possession or control of customer’s funds or securities. There were no material inadequacies in the procedures followed in adhering to the exemptive provisions of SEC Rule 15c3-3(k)(ii) by promptly transmitting all customer funds to the clearing broker who carries the customer accounts.

Note E – Other Commitments and Contingencies

Included in the Company’s clearing agreement with its clearing broker-dealer is an indemnification clause. This clause related to instances where the Company’s customers fail to settle security transactions. In the event this occurs, the Company will indemnify the clearing broker-dealer to the extent of the net loss on the unsettled date. At December 31, 2020, management of the Company has not been notified by the clearing broker-dealer, nor were they otherwise aware of any potential losses relating to this indemnification.

Note F – Income Taxes

The Company with the consent of its shareholder, has elected under the Internal Revenue Code to be an S-Corp for both federal and state income tax purposes. In lieu of corporate income taxes the shareholders of an S corporation are taxed on their share of the company’s taxable income. Therefore, no provisions or liability for the federal or state income taxes has been included in financial statements. The Company has adopted provisions of FASB Accounting Standards Codification 740-10, Accounting for Uncertainty in Income Taxes. Under ACS 740-10, the Company is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective positions. A tax position includes an entity’s status including its status as a pass-through entity and the decision to not file a tax return. The Company has evaluated each of its tax positions and determined that no

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2020

provision for liability for income tax positions and determined that no provision for liability for income taxes is necessary.

Note G – Prior Period Adjustment

Accumulated deficit in shareholder’s equity as of January 1, 2020 was adjusted by $33,827 to correctly reflect the recognition of commissions payable incurred in the prior period. Such adjustment did not have an impact on regulatory net capital, cash flow or net income in the current period.

Note H – Restatement of Financial Statements

The Company restated its previously reported financial statements for the year ended December 31, 2020 and all related disclosures. The restatement of the Company’s financial statements followed a change in the presentation of a prior period misstatement as noted in Note G.

Richfield Orion International, Inc.

SUPPLEMENTAL INFORMATION

December 31, 2020

Schedule I

Computation of Net Capital under Rule 15c3-1

of the Securities and Exchange Commission

Net capital:
Total Member's Equity reflected in Consolidated Statement of Financial Condition	$64,211
Less: Non allowable assets
Deposits	(2,256)

Total Non allowable assets	(2,256)

Net capital	61,955

Net minimum capital requirement of 6 2/3 % of aggregate indebtedness of $46,958 or $5,000 whichever is greater	3,131

Excess net capital	$56,955

Reconciliation with Company's Net Capital Computation

(included in Part II of Form X-17A-5)

Net capital as reported in Company's Part II of Form X-17A-5 as of December 31, 2020	$110,642

Deposits	(2,256)

Unaccrued commissions payable	(46,431)

Rounding	-

Net capital per above computation	$61,955

SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Accounting & Consulting, LLC

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Stockholders’ of Richfield Orion International, Inc.

We have reviewed management's statements, included in the accompanying Exemption Report, in which Richfield Orion International, Inc. (the Company) stated that:

1.The Company identified the following provisions of 17 C.F.R. § 240.15c3-3(k) under which the Company claimed an exemption from 17 C.F.R. § 240.15c3-3: Paragraph (k)(2)(ii) (the exemption provisions), and the Company stated that it met the identified exemption provisions throughout the most recent fiscal year without exception;

2.The Company is also filing this Exemption Report because the Company’s other business activities contemplated by Footnote 74 of the SEC Release No. 34-70073 adopting amendments to 17 C.F.R. § 240.17a-5 are limited to: (1) the private placement of securities; (2) acting as a mutual fund retailer on an application or fully-disclosed basis; (3) broker or dealer selling oil and gas interests; (4) broker or dealer selling variable life insurance or annuities; (5) broker or dealer selling tax shelters or limited partnerships in the secondary market.

3.The Company (1) did not directly or indirectly receive, hold, or otherwise owe funds or securities for or to customers (other than money or other consideration received and promptly transmitted in compliance with paragraph (a) or (b)(2) of 17 C.F.R. § 240.15c2-4; (2) did not carry accounts of or for customers; and (3) did not carry proprietary accounts of broker-dealers (as defined in 17 C.F.R. § 240.15c3-3), throughout the most recent fiscal year without exception.

The Company's management is responsible for its statements.

Our review was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included inquiries and other required procedures to obtain evidence about the Company’s compliance with the exemption provisions and that the Company’s other business activities were limited to: the private placement of securities; acting as a mutual fund retailer on an application or fully-disclosed basis; broker or dealer selling oil and gas interests; broker or dealer selling variable life insurance or annuities; broker or dealer selling tax shelters or limited partnerships in the secondary market.

(1) did not directly or indirectly receive, hold, or otherwise owe funds or securities for or to customers (other than money or other consideration received and promptly transmitted in compliance with paragraph (a) or (b)(2) of 17 C.F.R. § 240.15c2-4 and/or funds received and promptly transmitted for effecting transactions via subscriptions on a subscription-way basis where the funds are payable to the issuer or its agent and not to the Company); (2) did not carry accounts of or for customers; and (3) did not carry proprietary accounts of broker-dealers (as defined in 17 C.F.R. § 240.15c3-3) throughout the most recent fiscal year without exception. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's statements. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to management's statements referred to above for them to be fairly stated, in all material respects, based on the provisions set forth in 17 C.F.R. § 240.15c3-3 and 17 C.F.R. § 240.17a-5.

Dallas, TX March 25, 2021

RICHFIELD ORION INTERNATIONAL, INC.

FINANCIAL REPORT

At March 31, 2021 and December 31, 2020, and

For the Three Months Ended March 31, 2021 and 2020

RICHFIELD ORION INTERNATIONAL, INC.

RICHFIELD ORION INTERNATIONAL, INC.

BALANCE SHEETS

	March 31,	December 31,
	2021	2020
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$53,150	$49,940
Receivable from clearing organization	46,655	58,974
Contract security deposit	2,256	2,256
Total Current Assets	102,061	111,170

Noncurrent Assets
Right-of-use assets (Note B)	79,261	85,105
Total Noncurrent Assets	79,261	85,105

Total Assets	$181,322	$196,275

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$369	$369
Accrued liabilities	37,310	46,590
Operating lease liabilities (Note B)	24,881	24,317
Total Current Liabilities	62,560	71,276

Noncurrent Liabilities
Operating lease liabilities (Note B)	54,380	60,788
Total Noncurrent Liabilities	54,380	60,788

Total Liabilities	116,940	132,064

Commitments and Contingencies (Note F)	-	-

Shareholders' Equity:
Capital Stock, no par value, 100,000 shares authorized; 1,000 shares issued and outstanding	52,589	52,589
Additional paid-in capital	62,482	62,482
Retained Earnings (Accumulated deficit)	(50,689)	(50,860)
Total Shareholders' Equity (Deficit)	64,382	64,211
Total Liabilities and Shareholders' Equity (Deficit)	$181,322	$196,275

The accompanying notes are an integral part of these financial statements.

RICHFIELD ORION INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)

Revenue
Commissions from clearing account	$215,797	$146,549
Direct commissions	1,445	1,209
Total Revenue	217,242	147,758

Operating Expenses
Commissions and compensation	177,715	120,757
Ticket and trade fees	12,300	9,750
Occupancy	7,324	7,538
Regulatory fees	1,929	1,228
Professional fees	2,660	5,575
Technology and communications	1,689	1,488
Other expenses	1,629	985
Total Operating Expenses	205,246	147,321

Net Income (Loss) from Operations	11,996	437

Net Income (Loss) before Provision for Income Tax	11,996	437

Provision for Income Tax	-	-

Net Income (Loss)	$11,996	$437

Other comprehensive income (loss)	-	-
Total comprehensive income (loss)	$11,996	$437

Basic and Fully Diluted Loss per Share	$12.00	$0.44

Weighted average shares outstanding	1,000	1,000

The accompanying notes are an integral part of these financial statements.

RICHFIELD ORION INTERNATIONAL, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

				Retained	Total
	Common Stock		Additional	Earnings	Shareholders'
	no par value		Paid-in	(Accumulated	Equity
	Shares	Amount	Capital	Deficit)	(Deficit)
Balances at
January 1, 2020	1,000	$52,589	$62,482	$(56,326)	$58,745

Net income	-	-	-	437	437

Contributions	-	-	-	7,750	7,750

Distributions	-	-	-	(9,000)	(9,000)

Balances at
March 31, 2020 (unaudited)	1,000	$52,589	$62,482	$(57,139)	$57,932

Balances at
January 1, 2021	1,000	$52,589	$62,482	$(50,860)	$64,211

Net income	-	-	-	11,996	11,996

Contributions	-	-	-	-	-

Distributions	-	-	-	(11,825)	(11,825)

Balances at
March 31, 2021 (unaudited)	1,000	$52,589	$62,482	$(50,689)	$64,382

The accompanying notes are an integral part of these financial statements.

RICHFIELD ORION INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2021	2020
	(unaudited)	(unaudited)
Cash Flows from Operating Activities

Net loss	$11,996	$437
Adjustments to reconcile net loss
Changes in operating assets and liabilities	-	-
(Increase)/Decrease in broker receivable	12,319	-
Increase/(Decrease) in accrued expenses	(9,280)	-
Net cash used by operating activities	15,035	437

Cash Flows from Investing Activities

Net cash provided (used) by investing activities	-	-

Cash Flows from Financing Activities

Member contribution	-	7,750
Member withdrawals	(11,825)	(9,000)
Net cash provided (used) by financing activities	(11,825)	(1,250)

Increase (decrease) in cash	3,210	(813)
Cash at beginning of period	49,940	51,409
Cash at end of period	$53,150	$50,596

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income tax	$-	$-

The accompanying notes are an integral part of these financial statements.

RICHFIELD ORION INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Note A-Summary of Significant Accounting Policies

The summary of significant accounting policies of Richfield Orion International, Inc. is presented to assist in understanding of the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity.

Basis of Presentation

The financial statements were prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. The Company's management believes that the following disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the annual financial statements.

The financial statements reflect all adjustments, consisting only of normal recurring adjustments that, in the opinion of Management, are necessary to present fairly the financial position, results of operations, and cash flows of the Company for the periods presented. Operating results for the three months ended March 31, 2021 and 2020, are not necessarily indicative of the results that may be expected for the years ending December 31, 2021 and 2020.

Organization

The Company was incorporated on September 1, 1998 under the laws of the State of Colorado.

Description of Business

The Company, located in Castle Rock, CO is a broker and dealer in securities registered with the Securities and Exchange Commission (SEC). The Company is a member of Financial Industry Regulatory Authority, Inc. (FINRA) and the Municipal Securities Rule Making Board. The Company is engaged in sale of private placements and alternative investments for which it receives a fee and the facilitation of securities transactions of which it receives commissions.

Method of Accounting

The Company's policy is to prepare its financial statements on the accrual basis of accounting, and accordingly, reflect all significant receivables, payables, and other liabilities.

Cash and Cash Equivalents

The Company considers as cash all short-term investments with an original maturity of three months or less to be cash equivalents.

Broker Receivable

The Company monitors and makes allowances for the provision of doubtful accounts where it feels it is justified and warranted. At period end, based upon historical experience with the Company's Broker and subsequent events, no allowance for doubtful accounts was required.

Revenue Recognition

The Company adopted Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 606, which requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

Commission revenues are recorded by the Company when earned on trade date basis.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates.

Fair Value of Financial Instruments

"The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1:inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3:inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments include cash, receivables, accounts payable and accrued expenses. The carrying values of these financial instruments approximate their fair values due to the short-term maturities of these instruments.

Subsequent Events

The Company has evaluated events subsequent to the balance sheet date for items requiring recording or disclosure in the financial statements. The evaluation was performed through the date when the financial statements were available to be issued. Based upon this review, the Company has determined that there were no events which took place that would have a material impact on its financial statements.

Note B-Lease

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases. The Company is a lessee in a noncancelable operating lease for office space. The Company determines if an arrangement is a lease or contains a lease, at inception of a contract and when terms of an existing contract are changed. The Company recognizes a lease liability and a right of use asset at the commencement date of the lease. The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments depend on an index or a rate. The discount rate is the implicit rate if it is readily determinable or otherwise the Company uses its incremental borrowing rate. The implicit rates of our leases are not readily determinable and accordingly, we use our incremental borrowing rate based on the information available at the date for all leases. The Company's incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow and amount equal to the lease payments under similar terms and in a similar economic environment. The ROU asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Lease cost for these lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. We recognize lease cost associated with our short-term leases on a straight-line basis over the lease term.

The components of lease cost for the three months ended March 31, 2021 and 2020 as follows:

	For the Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Operating lease cost	$7,324	$7,538
Variable lease cost	-	-
Short term lease cost	-	-
Total lease cost	$7,324	$7,538

Amounts reported in the balance sheets as follows: Operating leases

	March 31, 2021	December 31, 2020
	(unaudited)
Operating lease ROU assets	$79,261	$85,105
Operating lease liabilities	$79,261	$85,105

Note D-Net Capital Requirements

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $5,000, as defined under such provisions. Net Capital and the related net capital ratio may fluctuate on a daily basis. On December 31, 2020, net capital was $61,955 leaving excess net capital of $56,955, and 0.76% aggregated indebtedness. On March 31, 2021, Net Capital was $64,382 leaving excess net capital of $59,382, and 0.59% aggregated indebtedness.

Note E-Possession or Control Requirements

The Company does not have any possession or control of customer's funds or securities. There were no material inadequacies in the procedures followed in adhering to the exemptive provisions of SEC Rule 15c3-3(k)(ii) by promptly transmitting all customer funds to the clearing broker who carries the customer accounts.

Note F-Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Note G-Commitments and Contingencies

Included in the Company's clearing agreement with its clearing broker-dealer is an indemnification clause. This clause related to instances where the Company's customers fail to settle security transactions. In the event this occurs, the Company will indemnify the clearing broker-dealer to the extent of the net loss on the unsettled date. At March 31, 2021, management of the Company has not been notified by the clearing broker-dealer, nor were they otherwise aware of any potential losses relating to this indemnification.

Note H-Income Taxes

The Company with the consent of its shareholder, has elected under the Internal Revenue Code to be an S-Corp for both federal and state income tax purposes. In lieu of corporate income taxes the shareholders of an S-corporation are taxed on their share of the Company's taxable income. Therefore, no provisions or liability for the federal or state income taxes has been included in financial statements. The Company has adopted provisions of FASB Accounting Standards Codification 740-10, Accounting for Uncertainty in Income Taxes. Under ACS 740-10, the Company is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective positions. A tax position includes an entity's status including its status as a pass-through entity and the decision to not file a tax return. The Company has evaluated each of its tax positions and determined that no provision for liability for income tax positions and determined that no provision for liability for income taxes is necessary.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, "Interim Reporting."  The Company has determined an estimated annual effective tax rate.  The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2020

	QMIS TBS CAPITAL GROUP CORP.	RICHFIELD ORION INTERNATIONAL, INC.		Pro Forma Adjustments	Pro Forma Consolidated Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$-	$49,940			$49,940
Broker receivable,	-	58,974			58,974
Contract security deposit	-	2,256			2,256
Initial deposit for acquisition agreement	25,000	-	(b)	(25,000)	-
Total Current Assets	25,000	111,170			111,170

Noncurrent Assets
Right-of-use assets	-	85,105			85,105
Total Noncurrent Assets	-	85,105			85,105

Total Assets	$25,000	$196,275			$196,275

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$-	$369			$369
Accrued liabilities	-	46,590			46,590
Accrued expenses	135,023	-			135,023
Due to related parties	66,382	-			66,382
Operating lease liabilities	-	24,317			24,317
Total Current Liabilities	201,405	71,276			272,681

Noncurrent Liabilities
Operating lease liabilities	-	60,788			60,788
Total Noncurrent Liabilities	-	60,788			60,788

Total Liabilities	201,405	132,064			333,469

Commitments and Contingencies (Note 8)	-	-			-

Shareholders' Equity:
Common stock, par value $0.0001, 750,000,000 shares authorized; 300,000,000 shares issued and outstanding	30,000				30,000
Capital Stock, no par value, 100,000 shares authorized; 1,000 shares issued and outstanding	-	52,589	(a)	(52,589)	-
Additional paid-in capital	-	62,482	(a)	52,589
			(b)	(25,000)	90,071
Retained Earnings (Accumulated deficit)	(206,405)	(50,860)			(257,265)
Total Shareholders' Equity (Deficit)	(176,405)	64,211			(137,194)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$196,275			$196,275

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2021

	QMIS TBS CAPITAL GROUP CORP	RICHFIELD ORION INTERNATIONAL, INC.		Pro Forma Adjustments	Pro Forma Consolidated Balance Sheet
ASSETS
Current Assets:
Cash and cash equivalents	$-	$53,150			$53,150
Broker receivable,	-	46,655			46,655
Contract security deposit	-	2,256			2,256
Initial deposit for acquisition agreement	25,000	-	(b)	(25,000)	-
Total Current Assets	25,000	102,061			102,061

Noncurrent Assets
Right-of-use assets	-	79,261			79,261
Total Noncurrent Assets	-	79,261			79,261

Total Assets	$25,000	$181,322			$181,322

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$-	$369			$369
Accrued liabilities	-	37,310			37,310
Accrued expenses	126,353	-			126,353
Due to related parties	111,857	-			111,857
Operating lease liabilities	-	24,881			24,881
Total Current Liabilities	238,210	62,560			300,770

Noncurrent Liabilities
Operating lease liabilities	-	54,380			54,380
Total Noncurrent Liabilities	-	54,380			54,380

Total Liabilities	238,210	116,940			355,150

Commitments and Contingencies (Note 8)	-	-			-

Shareholders' Equity:
Common stock, par value $0.0001, 750,000,000 shares authorized; 300,000,000 shares issued and outstanding	30,000				30,000
Capital Stock, no par value, 100,000 shares authorized; 1,000 shares issued and outstanding	-	52,589	(a)	(52,589)	-
Additional paid-in capital	-	62,482	(a)	52,589
			(b)	(25,000)	90,071
Retained Earnings (Accumulated deficit)	(243,210)	(50,689)			(293,899)
Total Shareholders' Equity (Deficit)	(213,210)	64,382			(173,828)
Total Liabilities and Shareholders' Equity (Deficit)	$25,000	$181,322			$181,322

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

	QMIS TBS CAPITAL GROUP CORP.	RICHFIELD ORION INTERNATIONAL, INC.	Pro Forma Adjustments	Pro Forma Consolidated Statements of Operation
Revenue
Commissions from clearing account	$-	$578,049		$578,049
Direct commissions	-	-		-
Other income	-	4,828		4,828
Total Revenue	-	582,877		582,877

Operating Expenses
Commissions and compensation	-	449,474		449,474
Ticket and trade fees	-	39,300		39,300
Occupancy	-	29,851		29,851
Other general and administration expenses	205,981	50,236		256,217
Total Operating Expenses	205,981	568,861		774,842

Net income (loss) from Operations	(205,981)	14,016		(191,965)

Net income (loss) before Provision for Income Tax	(205,981)	14,016		(191,965)

Provision for Income Tax	-	-		-

Net income (loss)	$(205,981)	$14,016		$(191,965)

Other comprehensive income (loss)	-	-		-
Total comprehensive income (loss)	$(205,981)	$14,016		$(191,965)

Basic and Fully Diluted Loss per Share				$0.00

Weighted average shares outstanding				300,000,000

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2021

	QMIS TBS CAPITAL GROUP CORP.	RICHFIELD ORION INTERNATIONAL, INC.	Pro Forma Adjustments	Pro Forma Consolidated Statements of Operation

Revenue
Commissions from clearing account	$-	$215,797		$215,797
Direct commissions	-	1,445		1,445
Total Revenue	-	217,242		217,242

Operating Expenses
Commissions and compensation	-	177,715		177,715
Ticket and trade fees	-	12,300		12,300
Occupancy	-	7,324		7,324
Regulatory Fees	-	1,929		1,929
Professional fees	35,305	2,660		37,965
Technology and communications	-	1,689		1,689
Other general and administration expenses	1,500	1,629		3,129
Total Operating Expenses	36,805	205,246		242,051

Net Income (Loss) from Operations	(36,805)	11,996		(24,809)

Net Income (Loss) before Provision for Income Tax	(36,805)	11,996		(24,809)

Provision for Income Tax	-	-		-

Net Income (Loss)	$(36,805)	$11,996		$(24,809)

Other comprehensive income (loss)	-	-		-
Total comprehensive income (loss)	$(36,805)	$11,996		$(24,809)

Basic and Fully Diluted Loss per Share				$(0.00)

Weighted average shares outstanding				300,000,000

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1-BASIS OF PRESENTATION

On April 30, 2020, QMIS TBS Capital Group Corp. (the "Company") entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield for $75,000. Richfield is engaged in business as a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and with the Financial Industry Regulatory Authority (“FINRA”) The Company has paid $25,000 as an initial deposit per the Agreement. The balance of the purchase price will be due on the final closing upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse. If the Agreement is null and void, funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller. The Management believes it is extremely difficult to estimate the timing of the review and approval by FINRA. Since the consummation of the acquisition has not yet occurred and accordingly, the Company does not consolidate Richfield’s financial data into its financial statements.

The accompanying unaudited pro forma condensed consolidated balance sheets and the unaudited pro forma condensed consolidated statements of operations have been prepared assuming the acquisition had occurred at the beginning of the period presented.

The unaudited pro forma condensed consolidated financial statements do not necessarily represent the actual results that would have been achieved had the acquisition taken place at the beginning of the period presented, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

Note 2-PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

(a)The adjustments were made to reflect the capital structure of the parent company.

(b)The adjustments were made to adjust the initial deposit for acquisition of Richfield, which was paid to Richfield's sole shareholder.

Richfield Orion International. Inc.

FINANCIAL STATEMENTS AND

SUPPLEMENTAL INFORMATION

December 31, 2019

These financial statements and schedules should be deemed confidential pursuant to Subparagraph (e)(3) of Rule 17a-5 pf the Securities Exchange Act of 1934. A Statement of Financial Condition, issued separately, has been filed with the Securities Exchange Commission simultaneously herewith as a Public Document

Richfield Orion International, Inc.

2019 FINANCIAL STATEMENTS AND SUPPLEMENTAL INFORMATION CONTENTS

Report of Independent Registered Public Accounting Firm Financial Statements

Statement of Financial Condition	2

Statement of Operations	3

Statement of Changes in Shareholder's Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6 - 9

Supplemental Information Pursuant to SEA Rule 17a-5

Schedule I - Computation of Net Capital under Rule 15c3-1 of the Securities and Exchange Commission and Reconciliation with Company's Net Capital Computation	10

Schedule II - Computation for Determination of Reserve Requirements and Possession or Control Pursuant to Rule 15c3-3 of the Securities and Exchange Commission	11

Independent Auditor's Report on Applying Agreed-Upon Procedures Related to SIPC Assessment Reconciliation	12

SIPC Assessment Reconciliation From SIPC 7	13 - 14

Report of Independent Registered Public Accounting Firm on Exemption Report	15

Exemption Report for SEC Rule 15c3-3	16

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Richfield Orion International Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of financial condition of Richfield Orion International Inc. as of December 31, 2019, the related statements of operations, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Richfield Orion International Inc. as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of Richfield Orion International Inc.’s management. Our responsibility is to express an opinion on Richfield Orion International Inc.’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Richfield Orion International Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Supplemental Information

The supplemental information listed in the accompanying table of contents has been subjected to audit procedures performed in conjunction with the audit of Richfield Orion International Inc.’s financial statements. The supplemental information is the responsibility of Richfield Orion International Inc.’s management. Our audit procedures included determining whether the supplemental information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplemental information. In forming our opinion on the supplemental information, we evaluated whether the supplemental information, including its form and content, is presented in conformity with 17 C.F.R. §240.17a-5. In our opinion, the supplemental information listed in the accompanying table of contents is fairly stated, in all material respects, in relation to the financial statements as a whole.

We have served as Richfield Orion International Inc.’s auditor since 2019.

Bloomingdale, IL March 2, 2020

Richfield Orion International, Inc.

STATEMENT OF FINANCIAL CONDITION

For the Year Ended December 31, 2019

Assets
Cash	$51,409
Broker Receivable	39,436
Deposit	2,256
Capital Lease Asset	107,260

Total assets	$200,361

Liabilities and shareholder's equity

Liabilities
Accounts payable	$369
Accrued liabilities	160
Capital lease obligation	107,260

Total liabilities	107,789

Shareholder's equity
Capital Stock, no par value, 100,000 share authorized	52,589
1000 shares issued and outstanding
Additional paid in capital	62,482
Retained earnings	(22,499)
Total shareholder's equity	92,572

Total liabilities and shareholder's equity	$200,361

See accompanying notes to financial statements.

2

Richfield Orion International, Inc.

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2019

Revenue
Commissions from clearing account	$731,192
Direct Commissions	18,314
Other income	300

Total revenue	749,806

Expenses
Commissions and compensation	594,184
Ticket and trade fees	20,261
Occupancy	25,517
Other expenses	82,599

Total expenses	722,561

Income (loss) before interest and income taxes	$27,245

See accompanying notes to financial statements.

3

Richfield Orion International, Inc.

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

For the Year Ended December 31, 2019

	Common Stock	Additional Paid-in Capital	Retained Earnings	Shareholder’s Equity

Balance at January 1, 2019	52,589	62,482	(22,061)	93,010
Net Income	-	-	27,245	27,245
Contributions	-	-	-	-
Distributions	-	-	(27,683)	(27,683)
Prior Period Adjustments	-	-	-	-
Balance at December 31, 2019	52,589	62,482	22,499	92,572

See accompanying notes to financial statements.

4

Richfield Orion International, Inc.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2019

Cash flows from operating activities
Net Income	$ 27,245
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Deposit	(624)
Accounts Payable	369
Net cash provided by (used in) operating activities	26,990

Cash flows from financing activities
Member contributions	-
Member withdrawals	(27,683)
Net cash provided by (used in) financing activities	(27,683)
Net change in cash and cash equivalents	(693)
Cash beginning of year	52,102
Cash end of year	$ 51,409

See accompanying notes to financial statements.

5

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2019

Note A - Summary of Significant Accounting Policies

The summary of significant accounting policies of Richfield Orion International, Inc. is presented to assist in understanding of the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity.

Organization

The Company was incorporated on September 1, 1998 under the laws of the State of Colorado.

Description of Business

The Company, located in Castle Rock, CO is a broker and dealer in secruities registered with the Securities and Exchange Commission (SEC). The Company is a member of Financial Industry Regulatory Authority, Inc. (FINRA) and the Municipal Securities Rule Making Board. The Company is engaged in sale of private placements and alternative investments for which it receives a fee and the facilitation of securities transactions of which it receives commissions.

Method of Accounting

The Company's policy is to prepare its financial statements on the accrual basis of accounting, and accordingly, reflect all significant receivables, payables, and other liabilities.

Cash and Cash Equivalents

The Company considers as cash all short-term investments with an original maturity of three months or less to be cash equivalents. At December 31, 2019 the Company does not have any cash equivalents.

Broker Receivable - Recognition of Bad Debt

The Company monitors and makes allowances for the provision of doubtful accounts where it feels it is justified and warranted. At year end, based upon historical experience with the Company's Broker and subsequent events, no allowance for doubtful accounts was required.

Revenue Recognition

Commission revenues are recorded by the Company when earned on trade date basis.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Accordingly, actual results could differ from those estimates.

6

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2019

Note A - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at an amount that approximates fair value and includes cash and cash equivalents. Fair values are based on quoted market prices and assumptions concerning the amounts and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.

Subsequent Events

The Company has evaluated events subsequent to the balance sheet date for items requiring recording or disclosure in the financial statements. The evaluation was performed through March 2, 2020, which is the date of the financial statements were available to be issued. Based upon this review, the Company has determined that there were no events which took place that would have a material impact on its financial statements.

Note B - Broker Receivable

As of December 31, 2019, the outstanding broker receivable was $39,436. It was the opinion of Company's management that no allowance for doubtful account was required.

Note C - Capital Lease Asset

The Company recognizes and measures its leases in accordance with FASB ASC 842, Leases. The Company is a lessee in a noncancelable operating lease for office space. The Company determines if an arrangement is a lease or contains a lease, at inception of a contract and when terms of an existing contract are changed. The Company recognizes a lease liability and a right of use asset at the commencement date of the lease. The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments depend on an index or a rate. The discount rate is the implicit rate if it is readily determinable or otherwise the Company uses its incremental borrowing rate. The implicit rates of our leases are not readily determinable and accordingly, we use our incremental borrowing rate based on the information available at the date for all leases. The Company's incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow and amount equal to the lease payments under similar terms and in a similar economic environment. The ROU asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Lease cost for these lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company

7

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2019

Note C - Capital Lease Asset (continued)

is reasonably certain to exercise. We recognize lease cost associated with our short-term leases on a straight-line basis over the lease term.

The components of lease cost for the year ended December 31, 2019 are as follows:

Operating lease cost	$ 25,517
Variable lease cost Short term lease cost
Total lease cost	$ 25,517

Amounts reported in the consolidated balance sheet as of December 31, 2019 were as follows: Operating leases:

Operating lease ROU assets	$107,260

Operating lease liabilities	107,260

Note D - Net Capital Requirements

Pursuant to the net capital provisions of Rule 15c3-1 of the Securities and Exchange Act of 1934, the Company is required to maintain a minimum net capital of $7,186, as defined under such provisions. Net Capital and the related net capital ratio may fluctuate on a daily basis. December 31, 2019 Net Capital was $90,316 leaving excess net capital of $83,130. and .57% aggregated indebtedness.

Note E - Possession or Control Requirements

The Company does not have any possession or control of customer's funds or securities. There were no material inadequacies in the procedures followed in adhering to the exemptive provisions of SEC Rule 15c3-3(k)(ii) by promptly transmitting all customer funds to the clearing broker who carries the customer accounts.

8

Richfield Orion International, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2019

Note F - Recently Issued Accounting Pronouncements

In May, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in accounting principles generally accepted in the United States of America (US GAAP) when it became effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2017. The adoption of this ASU did not have a material effect on the Company's financial statements. In February 2016, the FASB issued ASU 2016-02 Leases- (Topic 842). ASU 2016-02 required the Company to capitalize the future value of the lease payments and offsetting lease payment liability (see also Note C).

Note G - Other Commitments and Contingencies

Included in the Company 's clearing agreement with its clearing broker-dealer is an indemnification clause. This clause related to instances where the Company's customers fail to settle security transactions . In the event this occurs, the Company will indemnify the clearing broker-dealerto the extent of the net loss on the unsettled date. At December 31, 2019, management of the Company has not been notified by the clearing broker-dealer , nor were they otherwise aware of any potential losses relating to this indemnification.

Note H - Income Taxes

The Company with the consent of its shareholder, has elected under the Internal Revenue Code to be an S-Corp for both federal and state income tax purposes. In lieu of corporate income taxes the shareholders of an S /corporation are taxed on their share of the company's taxable income. Therefore, no provisions or liability for the federal or state income taxes has been included in financial statements. The Company has adopted provisions of FASB Accounting Standards Codification 740-10, Accounting for Uncertainty in Income Taxes. Under ACS 740-10, the Company is required to evaluate each of its tax positions to determine if they are more likely than not to be sustained if the taxing authority examines the respective positions. A tax position includes an entity's status including its status as a pass-through entity and the decision to not file a tax return. The Company has evaluated each of its tax positions and determined that no provision for liability for income tax positions and determined that no provision for liability for income taxes is necessary. The shareholders and Company are generally not subject to US Federal, State, or Local income tax examinations related to the Company's activities for the tax returns before 2016.

9

Richfield Orion International, Inc.

SUPPLEMENTAL INFORMATION

December 31, 2019

Schedule I

Computation of Net Capital under Rule 15c3-1

of the Securities and Exchange Commission

Net capital:
Total Member's Equity reflected in Consolidated Statement of Financial Condition	$92,572
Add: Other allowable credits
Capital lease asset	107,260
Less: Non allowable assets
Deposits	(2,256)
Capital lease obligations	(107,260)

Total Non allowable assets	(109,516)

Net capital	90,316

Net minimum capital requirement of 6 2/3 % of aggregate indebtedness of $107,260 or $5,000 whichever is greater	7,186

Excess net capital	$83,130

Reconciliation with Company's Net Capital Computation (included in Part II of Form X-17A-5)

Reconciliation with Company's Net Capital Computation

(included in Part II of Form X-17A-5)

Net capital as reported in Company's Part II of Form X-17A-5 as of December 31, 2018	$ 90,316

Rounding	-
Net capital per above computation	$ 90,316

There are no material differences between the above computation and the Company's corresponding unaudited Focus Report (form X-17A-5) filing as of December 31, 2019.

SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

10

Richfield Orion International, Inc.

SUPPLEMENTAL INFORMATION

December 31, 2019

Schedule II

Computation for Determination of Reserve Requirements and Possession or Control Pursuant to Rule 15c3-3 of the Securities and Exchange Commission

Broker Dealer Richfield Orion International, Inc. claims exemption from the requirements of Rule 1 5c3-3 under section (k)(2)(i) and (k)(2)(ii) of the rule.

SEE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON APPLYING AGREED-UPON PROCEDURES

Members / Directors / Equity Owners / Board of Directors and Shareholders of Richfield Orion International Inc.

We have performed the procedures included in Rule 17a-5(e)(4) under the Securities Exchange Act of 1934 and in the Securities Investor Protection Corporation (SIPC) Series 600 Rules, which are enumerated below and were agreed to by Richfield Orion International Inc. and the SIPC, solely to assist you and SIPC in evaluating Richfield Orion International Inc.'s compliance with the applicable instructions of the General Assessment Reconciliation (Form SIPC-7) for the year ended December 31, 2019. Richfield Orion International Inc.'s management is responsible for its Form SIPC-7 and for its compliance with those requirements. This agreed-upon procedures engagement was conducted in accordance with standards established by the Public Company Accounting Oversight Board (United States) and in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. The procedures we performed and our findings are as follows:

1)Compared the listed assessment payments in Form SIPC-7 with respective cash disbursement records entries, noting no differences;

2)Compared the Total Revenue amount reported on the Annual Audited Report Form X-17A-5 Part III for the year ended December 31, 2019 with the Total Revenue amount reported in Form SIPC-7 for the year ended December 31, 2019, noting no differences;

3)Compared any adjustments reported in Form SIPC-7 with supporting schedules and working papers, noting no differences;

4)Recalculated the arithmetical accuracy of the calculations reflected in Form SIPC-7 and in the related schedules and working papers supporting the adjustments noting immaterial differences;

We were not engaged to, and did not conduct an examination or review, the objective of which would be the expression of an opinion or conclusion, respectively, on Richfield Orion International Inc.'s compliance with the applicable instructions of the Form SIPC-7 for the year ended December 31, 2019. Accordingly, we do not express such an opinion or conclusion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of Richfield Orion International Inc. and the SIPC and is not intended to be and should not be used by anyone other than these specified parties.

Bloomingdale, IL
March 2, 2020

Report of Independent Registered Public Accounting Firm

To the Members and Board of Directors of Richfield Orion International Inc.

We have reviewed management's statements, included in the accompanying Exemption Report, in which (1) Richfield Orion International Inc. identified the following provisions of 17 C.F.R. §15c3-3(k) under which Richfield Orion International Inc. claimed an exemption from 17 C.F.R. §240.15c3-3: (k)(2)(i) and (k)(2)(ii) (exemption provisions) and (2) Richfield Orion International Inc. stated that Richfield Orion International Inc. met the identified exemption provisions throughout the most recent fiscal year without exception. Richfield Orion International Inc.'s management is responsible for compliance with the exemption provisions and its statements.

Our review was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included inquiries and other required procedures to obtain evidence about Richfield Orion International Inc.'s compliance with the exemption provisions. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's statements. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to management's statements referred to above for them to be fairly stated, in all material respects, based on the provisions set forth in paragraph (k)(2)(ii) (exemption provisions) of Rule 15c3-3 under the Securities Exchange Act of 1934.

Bloomingdale, IL

March 2, 2020